Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                ------------
                                  FORM S-1
          Registration Statement Under The Securities Act of 1933
                                -----------
                        MMCA AUTO OWNER TRUST 1998-2
                     (Issuer with respect to the Notes)

                        MMCA AUTO RECEIVABLES, INC.
                 (Originator of the Trust described herein)
           (Exact name of registrant as specified in its charter)


    Delaware                           9999                 33-0570905
(State or other                 (Primary Standard         (I.R.S. Employer
 jurisdiction of                    Industrial            Identification No.)
 incorporation or                Classification
 organization)                      Code No.)


                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1592
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                                -----------

                               Eric L. Eckes
                            6363 Katella Avenue
                       Cypress, California 90630-5205
                               (714) 236-1509
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                                -----------

                                 Copies to:

           Susan M. Curtis, Esq.                      Dale W. Lum, Esq.
  Skadden, Arps, Slate, Meagher & Flom LLP            Brown & Wood LLP
              919 Third Avenue                     555 California Street
          New York, New York 10022             San Francisco, California 94104

   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                      CALCULATION OF REGISTRATION FEE
==============================================================================================================

                                                        Proposed Maximum     Proposed Maximum       Amount of
      Title of Each Class of            Amount to        Offering Price          Aggregate        Registration
   Securities to be Registered        be Registered       per Unit(1)        Offering Price(1)         Fee

     % Class A-1 Asset Backed
       Notes.....................      $ 250,000             100%           $                       $ 69.50

     % Class A-2 Asset Backed
       Notes....................       $ 250,000             100%           $                       $ 69.50

     % Class A-3 Asset Backed
       Notes...................        $ 250,000             100%           $                       $ 69.50

     % Class B Asset Backed Notes.     $ 250,000             100%           $                       $ 69.50
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.



The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

----------------------------------------------------------------------------


[FLAG]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                           SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS Dated           , 1998

PROSPECTUS

                              $
                        MMCA Auto Owner Trust 1998-2
                      $ % Class A-1 Asset Backed Notes
                      $ % Class A-2 Asset Backed Notes
                      $ % Class A-3 Asset Backed Notes
                       $ % Class B Asset Backed Notes

                        MMCA Auto Receivables, Inc.
                                   Seller
                                   [LOGO]
                                  Servicer



The trust will issue the following classes of notes:


                                                         Class A Notes
                                        ------------------------------------------------
                                          Class A-1        Class A-2        Class A-3         Class B
                                            Notes            Notes            Notes            Notes
                                        --------------   --------------   --------------    --------------
Principal Amount......................  $                $                $                $
                                         -------------    -------------    -------------    -------------

Interest Rate.........................               %                %                %                %
                                              -------         --------          -------          -------
Payment Dates.........................     Monthly          Monthly          Monthly          Monthly

First Payment Date....................  --------------    ------------     -----------     -------------

Final Payment Date....................  --------------    ------------     -----------     -------------

Price to Public (1)...................               %                %                %                %
                                              -------          -------          -------          -------
Underwriting Discounts
   and Commissions (2)................               %                %                %                %
                                              -------          -------          ------           -------
Proceeds to Seller (3)................               %                %                %                %
                                              -------          -------          ------           -------

--------------------
(1)  Plus accrued interest, if any, from                , 1998.  The total
     price to the public (including such accrued interest) = $            .
(2)  Total underwriting discounts and commissions = $       .
(3)  Total proceeds to the Seller = $    .


The Class B Notes will be subordinated to the Class A Notes. Subordination of the Class B Notes will provide credit enhancement for the Class A Notes.

The trust is also issuing $     % Asset Backed Certificates. The certificates
will be subordinated to both the Class A Notes and the Class B Notes, which will provide additional credit enhancement to both classes of Notes. This prospectus relates only to the offering of the Class A Notes and the Class
B Notes. The certificates are not offered under this prospectus.

Consider carefully the risk factors beginning on page 13 of this prospectus.

The notes represent obligations of the trust and are backed only by the assets of the trust. The notes do not represent obligations of or interests in MMCA Auto Receivables, Inc., Mitsubishi Motors Credit of America, Inc. or any of their respective affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are offered subject to availability.

                       Underwriters of the Class A Notes

         Merrill Lynch & Co.

                       Underwriter of the Class B Notes

                             Merrill Lynch & Co.

               The date of this Prospectus is           , 1998




                              IMPORTANT NOTICE
               ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on information on the notes provided in this prospectus. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 85 in this prospectus.

Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.




                             TABLE OF CONTENTS

                                                                       Page

SUMMARY..................................................................5
Offered Notes............................................................5
Subordination............................................................5
Seller...................................................................5
Servicer.................................................................6
Indenture Trustee........................................................6
Owner Trustee............................................................6
Payment Dates; Record Dates..............................................6
Interest Payments........................................................6
Principal Payments.......................................................7
Final Payment Dates......................................................8
Optional Redemption......................................................8
Mandatory Redemption.....................................................8
Trust Property...........................................................8
The Initial Receivables..................................................9
Pre-Funding..............................................................9
Negative Carry Account..................................................10
Credit Enhancement......................................................10
   Reserve Account and
     Supplemental Reserve Account.......................................10
   Yield Supplement Account.............................................11
   Certificates and Class B Notes.......................................11
Priority of Distributions...............................................11
Tax Status..............................................................11
ERISA Considerations....................................................11
Legal Investment........................................................12
Rating of the Notes.....................................................12

RISK FACTORS............................................................13
Limited Ability to Resell Notes.........................................13
Certain Legal Aspects - The Receivables.................................13
Certain Legal Aspects - Bankruptcy
   Considerations.......................................................13
Possible Prepayments as a Result
   of Pre-Funding.......................................................14
Trust's Dependence Upon MMCA
   for Subsequent Receivables...........................................14
Changes in Pool Characteristics as a
   Result of Pre-Funding................................................15
Maturity and Prepayment Considerations..................................15
Limited Assets; Deficiencies from Sale
   upon Insolvency of Seller............................................16
Last Scheduled Payment Risk.............................................17
Geographic Concentration................................................18
Event of Default Considerations.........................................19
Book Entry Registration.................................................19
Risk of Year 2000.......................................................19

THE TRUST...............................................................20
General.................................................................20
Capitalization of the Trust.............................................21
The Owner Trustee.......................................................21

THE TRUST PROPERTY......................................................21

MMCA'S VEHICLE CONTRACT
   PORTFOLIO ...........................................................21
General.................................................................21
Underwriting............................................................22
Servicing and Collection................................................23
Physical Damage Insurance...............................................23
Delinquency, Credit Loss and
   Returned Vehicle Loss Experience.....................................24

THE RECEIVABLES.........................................................26
Selection Criteria......................................................27
Certain Characteristics.................................................28
Payments on the Receivables.............................................31
Maturity and Prepayment Considerations..................................32

POOL FACTORS AND OTHER
   INFORMATION..........................................................39

USE OF PROCEEDS.........................................................39

THE SELLER..............................................................39

THE SERVICER............................................................40

DESCRIPTION OF THE NOTES................................................40
General.................................................................40
Book Entry Registration.................................................41
Definitive Notes........................................................44
Interest................................................................45
Principal...............................................................45
Mandatory Redemption....................................................46
Optional Redemption.....................................................46
The Indenture Trustee...................................................47
The Accounts............................................................47
Yield Supplement Agreement..............................................48
Yield Supplement Account................................................48
The Indenture Cash Flows................................................49
Negative Carry Account..................................................53
Reserve Account and Supplemental
   Reserve Account......................................................54
Final Payment Receivables...............................................55
Subordination of the Class B Notes
   and the Certificates.................................................57
Advances................................................................57
Collections on the Receivables..........................................58
Statements to Noteholders...............................................58
Indenture...............................................................59
   Events of Default....................................................59
   Remedies.............................................................60
   Certain Covenants....................................................61
   Replacement of Indenture Trustee.....................................62
   Duties of Indenture Trustee..........................................62
   Compensation and Indemnity...........................................62
   Access to Noteholder Lists...........................................62
   Annual Compliance Statement..........................................62
   Satisfaction and Discharge of Indenture..............................63
   Modification of Indenture............................................63

DESCRIPTION OF THE TRANSFER
   AND SERVICING AGREEMENTS.............................................64
Sale and Assignment of the Initial
   Receivables and the Subsequent Receivables...........................64
Pre-Funding.............................................................66
Mandatory Repurchase of Receivables.....................................66
Servicing Procedures....................................................66
Servicing Compensation..................................................68
Evidence as to Compliance...............................................69
Certain Matters Regarding the Servicer..................................69
Indemnification and Limits on Liability.................................69
Events of Servicing Termination.........................................69
Rights Upon an Event of Servicing
   Termination..........................................................70
Amendment...............................................................70
Termination.............................................................71
Administration Agreement................................................71

CERTAIN LEGAL ASPECTS OF
   THE RECEIVABLES......................................................72
Rights in the Receivables...............................................72
Security Interests in the Financed Vehicles.............................72
Repossession............................................................74
Notice of Sale; Redemption Rights.......................................74
Deficiency Judgments and Excess Proceeds................................74
Consumer Protection Laws................................................75
Other Limitations.......................................................75

CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES.........................................................76
General.................................................................76
   Tax Status of the Notes and the Trust................................76
   Stated Interest......................................................76
   Original Issue Discount..............................................76
   Total Accrual Election...............................................77
   Market Discount......................................................78
   Amortizable Bond Premium.............................................78
   Disposition of Notes.................................................78
Waivers and Amendments..................................................78
Information Reporting and Backup
   Withholding..........................................................78
Tax Consequences to Foreign Investors...................................79

CERTAIN STATE TAX CONSEQUENCES..........................................80

ERISA CONSIDERATIONS....................................................80
Plan Asset Considerations...............................................80
Special Considerations Applicable to
   Insurance Company General Accounts...................................81
General Investment Considerations.......................................81

UNDERWRITING............................................................84

LEGAL OPINIONS..........................................................84

WHERE YOU CAN FIND MORE
INFORMATION.............................................................84

INDEX OF PRINCIPAL TERMS................................................85

ANNEX A.................................................................89




SUMMARY

  o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus.

  o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus.

Offered Notes                          Subordination

MMCA Auto Owner Trust 1998-2           The Class B Notes will be
(the "Trust") is offering the          subordinated to the Class A Notes as
following notes pursuant to            follows:
this prospectus:
                                          o   no interest will be paid on
  o  [ ]% Class A-1 Asset                     the Class B Notes on any
     Backed Notes (the "Class                 payment date until all
     A-1 Notes") in the                       interest owed on the Class A
     aggregate principal                      Notes through that payment
     amount of $[    ];                       date has been paid in full;

  o  [ ]% Class A-2 Asset                 o   no principal will be paid
     Backed Notes (the "Class                 on the Class B Notes on any
     A-2 Notes") in the                       payment date until the Class
     aggregate principal                      A-1 Notes have been paid in
     amount of $[    ];                       full and all principal owed
                                              on the Class A-2 Notes and
  o  [ ]% Class A-3 Asset                     the Class A-3 Notes through
     Backed Notes (the "Class                 that payment date has been
     A-3 Notes" and, together                 paid in full; and
     with the Class A-1 Notes
     and the Class A-2 Notes,             o   upon an acceleration of the
     the "Class A Notes") in                  maturity of the Notes
     the aggregate principal                  following an event of default
     amount of $[    ]; and                   under the Indenture, no
                                              principal will be paid on the
  o  [ ]% Class B Asset Backed                Class B Notes on any payment
     Notes (the "Class B                      date until the Class A Notes
     Notes" and, together with                have been paid in full.
     the Class A Notes, the
     "Notes") in the aggregate         The Certificates will be
     principal amount of $[ ].         subordinated to the Notes as
                                       follows:
The Trust is also issuing $[ ]
[ ]% Asset Backed Certificates             o  no distributions will be
(the "Certificates"). The                     made on the Certificates on
Certificates are not being                    any payment date until all
offered pursuant to this                      interest and principal owed
prospectus.                                   on the Notes through that
                                              payment date have been paid
Each class of Notes is being                  in full.
offered as book-entry
securities clearing through            For a more detailed description of
The Depository Trust Company           the subordination of the Class B
(in the United States) or              Notes and the Certificates, see
Cedel Bank, societe anonyme or         "Description of the
the Euroclear System (in               Notes-Subordination of the Class B
Europe) in minimum                     Notes and the Certificates" in this
denominations of $1,000 and in         prospectus.
integral multiples thereof.
                                       Seller
For a more detailed
description of the Notes, see          MMCA Auto Receivables, Inc., a
"Description of the Notes" in          Delaware corporation (the "Seller").
this prospectus.                       The Seller's principal executive
                                       offices are located at 6363 Katella
                                       Avenue, Cypress, California
                                       90630-5205 (telephone: (714) 236-1592).

For a more detailed
description of the Seller, see
"The Seller" in this
prospectus.

Servicer                               Interest Payments

Mitsubishi Motors Credit of            Interest will accrue on the Notes at
America, Inc., a Delaware              the following rates per annum:
corporation ("MMCA" or the
"Servicer"). For a more                   o   the Class A-1 Notes:        %
detailed description of the                   per annum (the "Class A-1
Servicer, see "The Servicer"                  Rate");
in this prospectus.
                                          o   the Class A-2 Notes:      %
Indenture Trustee                             per annum (the "Class A-2
                                              Rate");
Bank of Tokyo-Mitsubishi Trust
Company will be the trustee               o   the Class A-3 Notes:      %
(the "Indenture Trustee")                     per annum (the "Class A-3
under the indenture (the                      Rate"); and
"Indenture") pursuant to which
the Notes will be issued. For             o   the Class B Notes:        %
a more detailed description of                per annum (the "Class B Rate").
the Indenture Trustee, see
"Description of the Notes-The          On each payment date, interest will
Indenture Trustee" in this             be paid on the principal amount of
prospectus.                            each class of Notes as of the
                                       preceding payment date or, with
Owner Trustee                          respect to the first payment date,
                                       the initial principal amount of such
Wilmington Trust Company will          class of Notes, in the following
be the trustee (the "Owner             order of priority:
Trustee") under the trust
agreement (the "Trust                     o   to the holders of the Class A
Agreement") pursuant to which                 Notes (the "Class A
the Trust will be created. For                Noteholders") ratably in
a more detailed description of                proportion to the respective
the Owner Trustee, see "The                   principal balances of the
Trust-The Owner Trustee" in                   Class A-1 Notes, the Class
this prospectus.                              A-2 Notes and the Class A-3
                                              Notes until the interest
Payment Dates; Record Dates                   payable on the Class A Notes
                                              has been paid in full; and
Payments on the Notes will be
made on the 15th day of each              o   once the interest payable on
calendar month or, if the 15th                the Class A Notes has been
day of such calendar month is                 paid in full, to the holders
not a business day, the next                  of the Class B Notes (the
business day, beginning with                  "Class B Noteholders" and,
[           ], 1999.                          together with the Class A
                                              Noteholders, the
Payments will be made on each                 "Noteholders") until the
payment date to holders of                    interest payable on the Class
record of the Notes as of the                 B Notes has been paid in
business day immediately                      full.
preceding such payment date
or, if the holders are issued          Interest on the Class A-1 Notes will
individual fully registered            be calculated on the basis of the
certificated notes following           actual number of days elapsed and a
the occurrence of certain              360-day year.
circumstances described under
"Description of the Notes -            Interest on the Class A-2 Notes, the
Definitive Notes," as of the           Class A-3 Notes and the Class B
15th day of the preceding              Notes will be calculated on the
calendar month or, if such             basis of a 360-day year of twelve
15th day is not a business             30-day months.
day, the next business day.
For a more detailed                    For a more detailed description of
description of the payment             the interest payable on the Notes,
dates and record dates for the         see "Description of the
Notes, see "Description of the         Notes-Interest" in this prospectus.
Notes-Interest" in this
prospectus.

Principal Payments                     On the payment date on which the
                                       Class A-1 Notes have been paid in
The amount available on any            full, the Class A-2 Noteholders will
payment date for the payment           be paid the Class A Noteholders'
of principal on the Notes is           Percentage of the remaining
the "Principal Distribution            Principal Distribution Amount and on
Amount." The Principal                 each following Payment Date the
Distribution Amount for any            Class A-2 Noteholders will be paid
payment date will generally be         the Class A Noteholders' Percentage
based upon the amount of               of the Principal Distribution Amount
principal scheduled to be paid         until the Class A-2 Notes are paid
on the Receivables during the          in full. After such payments are
preceding calendar month. For          made to the Class A-2 Noteholders,
a more detailed description of         the Class B Noteholders will be paid
the Principal Distribution             the Class B Noteholders' Percentage
Amount, see "Description of            of the Principal Distribution Amount
the Notes-The Indenture Cash           (which with respect to the payment
Flows" in this prospectus.             date on which the Class A-1 Notes
                                       are paid in full will be the
On each payment date,                  remaining Principal Distribution
principal will be paid on the          Amount).
Notes as follows:
                                       On the payment date on which the
  (i) the entire Principal             Class A-2 Notes have been paid in
  Distribution Amount will be          full, the remaining Class A
  paid to the Class A-1                Noteholders' Percentage of the
  Noteholders until the Class          Principal Distribution Amount, and
  A-1 Notes are paid in full;          on each following payment date, the
  and                                  entire Class A Noteholders'
                                       Percentage of the Principal
  (ii)on the payment date on           Distribution Amount, will be paid to
  which the Class A-1 Notes            the Class A-3 Noteholders until the
  have been paid in full, the          Class A-3 Notes are paid in full.
  remaining Principal                  After such payments are made to the
  Distribution Amount, and on          Class A-3 Noteholders, the Class B
  each following payment date,         Noteholders will be paid the Class B
  the entire Principal                 Noteholders' Percentage of the
  Distribution Amount, will be         Principal Distribution Amount.
  divided between the
  remaining Class A                    No distributions will be made on the
  Noteholders and the Class B          Certificates on any payment date
  Noteholders as follows:              until all interest and principal
                                       owed on the Notes as of that payment
    (A) the remaining Class A          date have been paid in full.
    Noteholders will be paid a
    fixed percentage of the            "Class A Noteholders' Percentage"
    Principal Distribution             means     %, which is the percentage
    Amount that is referred to         equivalent of a fraction, the
    in this prospectus as the          numerator of which is equal to the
    "Class A Noteholders'              sum of the initial principal amounts
    Percentage"; and                   of the Class A-2 Notes and the Class
                                       A-3 Notes, and the denominator of
    (B) after payment of the           which is equal to the sum of the
    Class A Noteholders'               initial principal amounts of the
    Percentage of the                  Class A-2 Notes, the Class A-3 Notes
    Principal Distribution             and the Class B Notes.
    Amount to the remaining
    Class A Noteholders, the           "Class B Noteholders' Percentage"
    Class B Noteholders will           means      %, which is the percentage
    be paid a fixed percentage         equivalent of a fraction, the
    of the Principal                   numerator of which is the initial
    Distribution Amount that           principal amount of the Class B
    is referred to in this             Notes, and the denominator of which
    prospectus as the "Class B         is equal to the sum of the initial
    Noteholders' Percentage".          principal amounts of the Class A-2
                                       Notes, the Class A-3 Notes and the
No share of the Class A                Class B Notes.
Noteholders' Percentage of the
Principal Distribution Amount          Optional Redemption
will be paid to the Class A-3
Noteholders until the Class            Any Notes that remain outstanding on
A-2 Notes have been paid in            any payment date on which the
full. Thus, although the Class         Servicer exercises its option to
B Notes are subordinate to the         purchase the Receivables will be
Class A-3 Notes, part of the           redeemed at a price equal to the
principal of the Class B Notes         unpaid principal amount of the Notes
will be paid prior to payment          plus accrued and unpaid interest
of any principal on the Class          thereon. The Servicer will be able
A-3 Notes unless the maturity          to exercise its option to purchase
dates of the Notes are                 the Receivables on any payment date
accelerated following an event         as of which the aggregate principal
of default under the Indenture         balance of the Receivables is 10% or
as discussed below.                    less of an amount equal to the sum
                                       of (i) the aggregate principal
However, on each payment date          balance of the Initial Receivables
occurring on and after an              as of the Initial Cut-Off Date and
acceleration of the maturity           (ii) the amount to be deposited to
dates of the Notes following           the Trust's Pre-Funding Account on
an event of default under the          the closing date. For a more
Indenture, principal payments          detailed description of the
will be made as follows:               Servicer's option to purchase of the
                                       Receivables, see "Description of the
  o to the Class A Noteholders         Notes-Optional Redemption" in this
    ratably in proportion to           prospectus.
    the respective principal
    balances of the Class A-1          Mandatory Redemption
    Notes, the Class A-2 Notes
    and the Class A- 3 Notes,          As described below under
    until the Class A Notes            "Pre-Funding" in this Summary, the
    have been paid in full;            Trust will have a Pre-Funding
    and                                Period. On the payment date on or
                                       immediately following the last day
  o once the Class A Notes             of the Pre-Funding Period, any funds
    have been paid in full, to         remaining in the Trust's Pre-Funding
    the Class B Noteholders,           Account (after any purchase of
    until the Class B Notes            Receivables on such date) will be
    have been paid in full.            applied to redeem the Notes then
                                       outstanding in whole or in part in
In addition, to the extent not         the same sequence and proportions
previously paid, the                   that would apply if such remaining
outstanding principal amount           funds were a part of the Principal
of each class of Notes will be         Distribution Amount. For a more
payable on the related Final           detailed description of the
Payment Date set forth below           mandatory redemption of the Notes,
under "Final Payment Dates" in         see "Description of the
this Summary.                          Notes-Mandatory Redemption" in this
                                       prospectus.
For a more detailed
description of the principal           Trust Property
payable on the Notes, see
"Description of the                    The property of the Trust will
Notes-Principal" in this               include:
prospectus.
                                          o   the Receivables and related
Final Payment Dates                           collections as described
                                              below under "The Initial
The outstanding principal                     Receivables" and
amount, if any, of each class                 "Pre-Funding" in this
of Notes will be payable in                   Summary;
full on the date specified
below for such class of Notes             o   security interests in the
to the extent not previously                  vehicles financed by the
paid:                                         Receivables;

  o the Class A-1 Notes: [                o   certain bank accounts
         ] (the "Class A-1                    established for the Trust;
    Final Payment Date");
                                       Pre-Funding
  o the Class A-2 Notes: [
               ] (the                  In addition to the Initial
    "Class A-2 Final                   Receivables, the Trust will (subject
    Payment Date");                    to availability and certain
                                       conditions) purchase additional
  o the Class A-3 Notes:               motor vehicle retail installment
    [                  ]               sales contracts (the "Subsequent
    (the "Class A-3 Final              Receivables") from the Seller during
    Payment Date"); and                a period beginning on the closing
                                       date and ending not later than the
  o the Class B Notes:                 close of business on the [ ] payment
    [                 ]                date (the "Pre-Funding Period"). The
    (the "Class B Final                Initial Receivables together with
    Payment Date" and,                 the Subsequent Receivables are
    together with the                  referred to as the "Receivables" in
    foregoing, each a "Final           this prospectus.
    Payment Date").
                                       The Trust will pay the purchase
For a more detailed                    price for Subsequent Receivables
description of the Final               with funds on deposit in an account
Payment Dates for the Notes,           (the "Pre-Funding Account") to be
see "Description of the                maintained in the name of the
Notes-Principal" in this               Indenture Trustee. The Seller will
prospectus.                            deposit an amount equal to $[   ] (the
                                       "Initial Pre-Funded Amount") in the
    o rights to proceeds under         Pre-Funding Account on the closing
      certain insurance                date. The Seller expects to sell
      policies covering the            Subsequent Receivables to the Trust
      obligors under the               with an aggregate principal balance
      Receivables and the              approximately equal to the Initial
      vehicles financed by the         Pre-Funded Amount during the Pre-
      Receivables; and                 Funding Period.

  o   certain rights relating          The Pre-Funding Period will end
      to breaches of                   earlier than the date specified
      representations and              above if:
      warranties of the
      dealers that originated             o   the amount on deposit in the
      the Receivables under                   Pre-Funding Account is
      the agreements pursuant                 reduced to less than $100,000
      to which the dealers                    prior to such date because of
      sold the Receivables to                 purchases of Subsequent
      MMCA.                                   Receivables;

For a more detailed                       o   there is an event of default
description of the property of                under the Indenture or a
the Trust, see "The Trust                     default by the Servicer in
Property" in this prospectus.                 the performance of its
                                              servicing obligations; or
The Initial Receivables
                                          o   the Seller or the Servicer
On the closing date, the Trust                are subject to insolvency
will acquire a pool of motor                  proceedings.
vehicle retail installment
sale contracts (the "Initial           Any funds remaining on deposit in
Receivables") with an                  the Pre-Funding Account at the end
aggregate principal balance of         of the Pre-Funding Period will be
$[          ] as of [       ],         payable to the Noteholders as
1998 (the "Initial Cutoff Date").      described under "Mandatory
                                       Redemption" in this Summary. Prior
As of the Initial Cutoff Date:         to being used to purchase Subsequent
                                       Receivables or paid to the
  o   the Level Pay Pool               Noteholders, funds on deposit in the
      Balance of the Initial           Pre-Funding Account will be invested
      Receivables was $[    ];         in investments satisfying certain
      and                              criteria. The net earnings from such
                                       investments will be transferred to
  o   the Last Scheduled               the Trust's collection account on
      Payment Pool Balance of          the business day preceding each
      the Initial Receivables          payment date.
      was $[        ].

The "Level Pay Pool Balance"           Funds on deposit in the Negative
is the aggregate principal             Carry Account on any payment date in
balance of the Receivables             excess of the required balance will
less the Last Scheduled                be released to the Seller. Any
Payment Pool Balance of the            amounts remaining on deposit in the
Receivables.                           Negative Carry Account at the end of
                                       the Pre-Funding Period will be
The "Last Scheduled Payment            released to the Seller.
Pool Balance" is the aggregate
principal balance of the Last          For a more detailed description of
Scheduled Payments of the              the Negative Carry Account, see
Receivables that are Final             "Description of the Notes-Negative
Payment Receivables. "Final            Carry Account" in this prospectus.
Payment Receivables" are
Receivables that provide for           Credit Enhancement
level monthly payments that do
not amortize the entire amount         Reserve Account and Supplemental
financed over the term of the          Reserve Account
Receivable and one
substantially larger final             As credit enhancement for the Notes,
payment which constitutes the          accounts to be known as the "Reserve
remaining amount financed,             Account" and the "Supplemental
which is the "Last Scheduled           Reserve Account" will be maintained
Payment".                              in the name of the Indenture
                                       Trustee.
For a more detailed
description of the Initial             The Reserve Account and the
Receivables, see "The                  Supplemental Reserve Account will be
Receivables" in this                   funded as follows:
prospectus.
                                          o   on the closing date, the
Subsequent Receivables may be                 Seller will deposit $ into
originated at a later date                    the Reserve Account;
than the Initial Receivables,
using credit criteria                     o   no deposit will be made to
different from those that were                the Supplemental Reserve
applied to the Initial                        Account on the closing date;
Receivables. In addition,
following the transfer of                 o   on the date of each sale of
Subsequent Receivables to the                 Subsequent Receivables to the
Trust, the characteristics of                 Trust, the Indenture Trustee
the entire pool of Receivables                will transfer an amount equal
included in the Trust may vary                to % of the aggregate
from those of the Initial                     principal balance of those
Receivables. However, the pool                Subsequent Receivables as of
of Receivables will not                       the related Subsequent
deviate from the following                    Cut-Off Date from the
characteristics as of each                    Pre-Funding Account to the
date on which Subsequent                      Reserve Account; and
Receivables are added to the
pool (after giving effect to              o   on each payment date, any
the addition of such Subsequent               collections remaining after
Receivables): (1) the                         the payment of (i) the
weighted average remaining maturity           amounts payable to the
of the Receivables will not be                Servicer and (ii) the
more than [ ] months; and (2)                 interest and principal
the average Last Scheduled                    payable to the Noteholders
Payment of the Final                          will be deposited (A) to the
Payment Receivables as a                      Reserve Account to the extent
percentage of the aggregate                   necessary to reinstate the
original principal balances of                required balance of the
the Final Payment Receivables,                Reserve Account and (B) to
in each case as of the related                the extent of any remaining
dates of origination, will not                collections, to the
be greater than [     ]%.                     Supplemental Reserve Account
                                              to the extent necessary to
For a more detailed                           reinstate the required
description of the Pre-Funding                balance of the Supplemental
Period and the Subsequent                     Reserve Account.
Receivables, see "Description
of the Transfer and Servicing          Priority of Distributions
Agreements-Pre-Funding" and
"The Receivables" in this              On each payment date, funds on
prospectus.                            deposit in the Trust's collection
                                       account will be distributed in the
Negative Carry Account                 following order of priority after
                                       withdrawing the amount, if any,
In order to provide a source           necessary to reimburse the Servicer
of funds to cover anticipated          for advances previously made by the
negative carry resulting from          Servicer that are due and payable to
the difference between the             the Servicer:
weighted average interest rate
on the Notes and the net                   (i) the servicing fee payable to
earnings from the investment               the Servicer;
of funds on deposit in the
Pre-Funding Account, an                    (ii) the interest and principal
account to be known as the                 payable to the Noteholders in
"Negative Carry Account" will              the order of priority described
be maintained in the name of               under "Interest" and "Principal"
the Indenture Trustee. On or               in this Summary;
prior to the closing date, the
Seller will deposit $[   ] into            (iii) the deposit to the Reserve
the Negative Carry Account. On             Account of the amount, if any,
each payment date during the               needed to reinstate the required
Pre-Funding Period, an amount              balance of the Reserve Account;
equal to the Negative Carry                and
Amount for that payment date
will be transferred from the               (iv) the deposit to the
Negative Carry Account to the              Supplemental Reserve Account of
Trust's collection account.                the amount, if any, needed to
                                           reinstate the required balance
As more fully described under              of the Supplemental Reserve
"Description of the                        Account.
Notes-Negative Carry Account,"
the "Negative Carry Amount"            For a more detailed description of
for a payment date is the              the priority of distributions, see
excess, if any, of:                    "Description of the Notes-The
                                       Indenture Cash Flows" in this
  o the portion of the                 prospectus.
    interest payable on the
    Notes on such payment date         Tax Status
    that is effectively backed
    by funds on deposit in the         In the opinion of Skadden, Arps,
    Pre-Funding Account,               Slate, Meagher & Flom LLP, for
    rather than collections of         Federal income and Delaware and
    interest on the                    California income and franchise tax
    Receivables, over                  purposes:

  o the net earnings from the             o   the Notes will be
    investment of the funds on                characterized as debt; and
    deposit in the Pre-Funding
    Account since the                     o   the Trust will not be
    preceding payment date.                   characterized as an association
                                              (or a publicly traded
Funds on deposit in the                       partnership) taxable as a
Supplemental Reserve Account                  corporation.
and, to the extent such funds
are insufficient, funds on             Each Noteholder, by the acceptance
deposit in the Reserve                 of a Note, will agree to treat the
Account, will be available on          Notes as indebtedness.
each payment date to pay (i)
the amounts payable to the             For a more detailed description of
Servicer and (ii) the interest         the tax status of the Notes and the
and principal payable to the           Trust, see "Certain Federal Income
Noteholders.                           Tax Consequences" and "Certain State
                                       Tax Consequences" in this
Funds on deposit in the                prospectus.
Reserve Account and the
Supplemental Reserve Account
on any payment date in excess
of the required balances of
such accounts will be released
to the Seller.

For a more detailed
description of the Reserve
Account and the Supplemental
Reserve Account , see
"Description of the
Notes-Reserve Account and
Supplemental Reserve Account"
in this prospectus.

Yield Supplement Account

An account to be known as the
"Yield Supplement Account"
will be maintained in the name
of the Indenture Trustee to
cover shortfalls, if any, in
the yield on certain
Receivables and the portion of
the servicing fee and the
interest payable on the Notes
that is effectively backed by
collections of interest on
such Receivables.

The Yield Supplement Account
will be funded by an initial
deposit by the Seller on the
closing date and by an
additional transfer of funds
from the Pre-Funding Account
on each date on which
Subsequent Receivables are
sold to the Trust.

Funds on deposit on the Yield
Supplement Account on any
payment date in excess of the
required balance of the
account will be released to
the Seller.

For a more detailed
description of the Yield
Supplement Account, see
"Description of the
Notes-Yield Supplement
Account" in this prospectus.

Certificates and Class B Notes

The subordination of the
Certificates to the Notes and
the Class B Notes to the Class
A Notes will provide
additional credit enhancement
as described under
"Subordination" in this
Summary.

ERISA Considerations

Subject to the considerations
discussed under "ERISA
Considerations" in this
prospectus, the Notes may, in
general, be purchased by or on
behalf of employee benefit
plans subject to the Employee
Retirement Income Security Act
of 1974, as amended ("ERISA").

Legal Investment

The Class A-1 Notes are
structured to be eligible for
purchase by money market funds
under Rule 2a-7 under the
Investment Company Act of
1940, as amended. A money
market fund should consult its
legal advisors regarding the
eligibility of the Class A- 1
Notes under Rule 2a-7 and
whether an investment by the
money market fund in the Class
A-1 Notes satisfies the money
market fund's investment
policies and objectives.

Rating of the Notes

It is a condition to the
issuance of the Notes that:

  o each class of Class A
    Notes be rated "Aaa" by
    Moody's Investors Service,
    Inc. ("Moody's") and "AAA"
    by Standard & Poor's, a
    division of The
    McGraw-Hill Companies
    ("Standard & Poor's"
    and, together with
    Moody's, each a "Rating
    Agency"); and

  o the Class B Notes be rated
    "A" by Moody's and "A" by
    Standard & Poor's.

There can be no assurance that
a rating will not be lowered
or withdrawn by Moody's or
Standard & Poor's if
circumstances so warrant.


                                RISK FACTORS


        You should consider the following risk factors in deciding whether to purchase Notes.

Limited Ability to Resell
Notes There currently is no secondary market for the Notes. The underwriters for the Notes expect to make a market in each class of Notes but will not be obligated to do so. There is no assurance that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might not be sufficiently liquid to allow Noteholders to resell any of their Notes and might not continue.

Certain Legal Aspects -
The Receivables              The Seller will cause financing statements to
                             be filed with the appropriate governmental authorities to perfect the interest of the Trust in the Receivables. The Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) one or more Receivables for new value in the ordinary course of business and obtains possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in such Receivables superior to the interest of the Trust. See "Certain Legal
                             Aspects of the Receivables-Rights in the Receivables."

                             The Seller will assign its security interests in the vehicles financed by the Receivables to the Trust in connection with each sale and assignment of the Receivables to the Trust. Following each sale and assignment of the Receivables to the Trust, the Servicer will hold the certificates of title or ownership relating to such vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. Because the Trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the Trust in a vehicle financed by the Receivables (i) might be defeated through fraud, forgery, negligence or error and (ii) may not be perfected in every state. See "Certain Legal Aspects of the Receivables-Security Interests in the Financed Vehicles."

Certain Legal Aspects -
Bankruptcy
Considerations               MMCA will sell the Receivables to the Seller,
                             and the Seller will in turn sell the
                             Receivables to the Trust. However, a court could conclude that MMCA or the Seller effectively still owns the Receivables, either because such sales were not "true sales" or because the court concludes that for bankruptcy purposes the Seller should be treated as the same person as MMCA or that the Trust should be treated as the same person as either MMCA or the Seller. If this were to occur, then a Noteholder could experience delays or reductions in payments as a result of, among other things:

                             o   the "automatic stay" which prevents
                                 secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

                             o certain tax or government liens on MMCA's or the Seller's property (that arose prior to the transfer of a Receivable to the Trust) having a right to be paid from collections before the collections are used to make payments on the Notes; and

                             o   the Trust might not have a perfected
                                 interest in (a) one or more of the motor vehicles securing the Receivables and (b) any cash collections held by MMCA at the time that a bankruptcy proceeding begins.

                             The Seller has taken steps in structuring the transactions contemplated herein to ensure that a court would not treat the Seller as the same person as MMCA or the Trust as the same person as either MMCA or the Seller.

                             In Octagon Gas Systems, Inc. v. Rimmer, 995
                             F.2d 948 (10th Cir. 1993), cert. denied, 114
                             S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MMCA or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Noteholders might experience delays in payment or possibly losses on their investment in the Notes. Counsel to the Seller has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. See "The Seller."

Possible Prepayments as
a Result of Pre-Funding      If the aggregate principal balance of eligible
                             Receivables purchased by MMCA during the Pre-Funding Period is less than the Initial
                             Pre-Funded Amount, the Seller may not have sufficient Receivables to sell to the Trust during the Pre-Funding Period. To the extent that the aggregate principal balance of the Subsequent Receivables sold during the
                             Pre-Funding Period is less than the Initial
                             Pre-Funded Amount, an amount equal to the excess will be applied to prepay the Notes in the same sequence and proportions that would apply if such remaining funds were a part of the Principal Distribution Amount. See
                             "Description of the Notes-Mandatory
                             Redemption." Any such prepayment will shorten the weighted average life of the affected
                             Notes to an extent that cannot be predicted with assurance, since the amount of such prepayment cannot be predicted with assurance.

Trust's Dependence Upon
MMCA for Subsequent
Receivables                  The Seller will not be able to convey
                             Subsequent Receivables to the Trust unless dealers generate receivables for sale to MMCA and by MMCA to the Seller. The dealers' ability to generate receivables in turn depends primarily upon the manufacture and distribution of motor vehicles by Mitsubishi
                             Motors Corporation and its affiliates
                             ("Mitsubishi Motors"). If, during the
                             Pre-Funding Period, Mitsubishi Motors were to temporarily or permanently stop manufacturing or distributing motor vehicles or consumer demand for such vehicles were to temporarily or permanently decline, the number of receivables originated by dealers would decrease. This would adversely affect the Seller's ability to sell Subsequent
                             Receivables to the Trust. MMCA's use of
                             incentive programs may also affect the rate at which dealers originate receivables, and neither the Seller nor the Trust has any control over MMCA's future use of such incentives.

Changes in Pool
Characteristics as a
Result of Pre-Funding        The only required characteristics of the
                             Subsequent Receivables will be the eligibility criteria that the Subsequent Receivables must satisfy at the time of their addition, which are set forth in the agreements pursuant to which the Receivables will be sold by MMCA to the Seller and by the Seller to the Trust.
                             Subsequent Receivables may be originated at a later date using credit criteria different from those that were applied to the Initial
                             Receivables. In addition, following the
                             transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables, including the composition of the Receivables, whether the related motor vehicle is new or used, the distribution by annual percentage rate on the underlying contract, payment frequency, average maturity, current principal balance and geographic distribution, may vary from those of the Initial Receivables. See "The
                             Receivables-Selection Criteria." The weighted average life of the Notes may be influenced by the rate at which the principal balances of the Receivables are paid and variations in that rate will affect the weighted average life of the Notes. See "The
                             Receivables-Maturity and Prepayment
                             Considerations."

Maturity and Prepayment
Considerations               The Receivables included in the Trust may be
                             prepaid, in full or in part, voluntarily or as a result of defaults, casualties to the related motor vehicles or other reasons. Also, MMCA may be required to repurchase Receivables from the Trust because of breaches of representations and warranties made by MMCA with respect to the Receivables. MMCA, in its capacity as Servicer, may also be required to purchase Receivables from the Trust because of a breach of its servicing obligations. The
                             Servicer will also have a right to purchase all remaining Receivables from the Trust pursuant to an optional redemption as described under "The Description of the Notes-Optional Redemption." Each such prepayment, repurchase or purchase will shorten the life of the Notes. See "The
                             Receivables-Maturity and Prepayment
                             Considerations."

                             Currently, MMCA has in place a program to manage end-of-term risk and mitigate returned vehicle losses by offering attractive terms to obligors to prepay their contracts and return their vehicles early, provided that they purchase a new vehicle manufactured by Mitsubishi Motors. Under this program, the returned vehicle is sold to a dealer at a price based on MMCA's then-current assessment of the market value of the vehicle. The price is intended to result in no greater a returned vehicle loss than would be the case if the obligor had returned the vehicle at the end-of-term and the vehicle was sold at such time. The program applies to the Final Payment Receivables and therefore has the effect of encouraging a higher level of prepayments on the Final Payment Receivables (including Last Scheduled Payments) than would otherwise be the case.

                             The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors in addition to those described in the two preceding paragraphs.

                             MMCA does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No assurance can be given that prepayments on the Receivables will conform to any historical experience. In addition, no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables and corresponding payments on the Notes.

                             It is anticipated that the final payment of each class of Notes will occur on or prior to its respective Final Payment Date because of the considerations set forth above. However, if sufficient funds are not available to pay any class of Notes in full on or prior to its respective Final Payment Date, an Event of Default will occur and final payment of such class of Notes could occur later than such date.

Limited Assets;
Deficiencies from Sale
upon Insolvency of Seller    The Trust does not have, nor is it permitted
                             or expected to have, any significant assets or sources of funds other than the Receivables, the Reserve Account, the Supplemental Reserve
                             Account, the Negative Carry Account and the right to receive withdrawals from the Yield
                             Supplement Account. The Notes represent
                             obligations solely of the Trust. The Notes will not be insured or guaranteed by the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any other person or entity. Consequently, Noteholders must rely for payment of the Notes upon payments on the Receivables (including sales proceeds of
                             Financed Vehicles returned to the Servicer for
                             sale), and, to the extent available, amounts on deposit in the Reserve Account, the Supplemental Reserve Account, the Negative
                             Carry Account and the Yield Supplement
                             Account.

                             Funds on deposit in the Supplemental Reserve
                             Account and, to the extent such funds are insufficient, funds on deposit in the Reserve Account, will be available on each payment date to cover the amounts payable to the Servicer and the interest and principal payable on the Notes with respect to such payment date to the extent of any shortfall in the collections on the Receivables and the other funds that are intended to pay such amounts. See "Description of the Notes-The Indenture Cash Flows,"-Reserve Account and Supplemental Reserve Account." If the amounts on deposit in the Supplemental Reserve Account and the Reserve Account were exhausted, the Trust would depend solely on current payments on the Receivables, Advances by the Servicer, recoveries on defaulted Receivables, payments under the Negative Carry Account and payments under the Yield Supplement Account and the related yield supplement agreement to make required payments. See "Description of the Notes-The Indenture Cash Flows" and "-Yield Supplement Agreement."

                             Although the Indenture authorizes the
                             Indenture Trustee to sell the Receivables in accordance with the Indenture following an acceleration of the Notes upon an event of default under the Indenture, there is no assurance that the market value of the Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an event of default under the Indenture, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the aggregate amount of principal required to be distributed to Noteholders on any payment date, other than a Final Payment Date with respect to any class of Notes, will generally be limited to amounts available to be deposited in the payment account for the Notes. Therefore, the failure to pay principal on a class of Notes may not result in the occurrence of an event of default under the Indenture until the Final Payment Date for that class of Notes.

Last Scheduled
Payment Risk                 The aggregate initial principal amount of the
                             Notes will exceed 100% of the Level Pay Pool
                             Balance and thus, payment of the Notes will depend in part upon collections received with respect to Last Scheduled Payments.
                             Collections attributable to the Last Scheduled
                             Payments will be deposited along with other collections on the Receivables into the Collection Account and will be treated as part of the Principal Distribution Amount.

                             The amount realized by the Trust with respect to a Last Scheduled Payment on a Final Payment Receivable is likely to be less than the scheduled amount of the Last Scheduled Payment if the obligor exercises its option to sell the related motor vehicle to MMCA (acting on behalf of the Trust as assignee of the Final Payment Receivable). In such circumstances, MMCA as Servicer, either directly or through an affiliate, will resell the related motor vehicle at wholesale in a public or private sale, on behalf of the Trust. The amount realized on such sale is expected to be less than the Last Scheduled Payment, in part as a result of MMCA's method of setting the amount of the Last Scheduled Payment. The Last Scheduled Payment on a Final Payment Receivable is determined by MMCA at the time the related retail installment sale contract is entered into. The amount of the Last Scheduled Payment is based on MMCA's projection of the anticipated end of term wholesale value of the vehicle that is being financed under the related contract, plus an additional amount that MMCA adds in order to stimulate sales of motor vehicles by reducing the amount of the earlier scheduled payments under those contracts. In addition, if MMCA were no longer distributing motor vehicles in the United States, or Mitsubishi Motors was no longer manufacturing motor vehicles, the market for used motor vehicles manufactured by Mitsubishi Motors might be adversely affected, and the proceeds realized by the Servicer upon the sale of motor vehicles which obligors elect to sell to MMCA on the maturity date of a Final Payment Receivable might be reduced.

                             In the event that sale proceeds of a motor vehicle sold on behalf of the Trust in connection with the obligor's exercise of its right to sell the motor vehicle to MMCA or its assignee are less than the related Last Scheduled Payment, none of MMCA, including in its capacity as the Servicer, the Seller or the Trust will have any recourse to the obligor for any shortfall. In addition, neither MMCA, including in its capacity as the Servicer, nor the Seller be obligated to pay any such shortfall to the Trust. The Servicer will advance the full amount owed by the obligor with respect to a Last Scheduled Payment on the payment date immediately following the calendar month in which the Last Scheduled Payment is owed. However, the Servicer will be reimbursed for the advance on one or more subsequent payment dates out of subsequent collections on the related Receivable to the extent allocable to the reimbursement of the advance and otherwise out of collections on other Receivables. See "Description of the Notes-Advances."

                             The obligor under a Final Payment Receivable also has the option to refinance with MMCA the total amount then due, subject to certain conditions. MMCA will be obligated to provide such financing to the extent it offers vehicle financing. No successor Servicer will be obligated to provide such refinancing. If at any time MMCA no longer makes refinancing available, the Seller may contract with third parties to do so. If a refinancing option is not available, more motor vehicles may be sold to the Trust on the due date of the Last Scheduled Payment, and consequently more motor vehicles may be sold by the Servicer on behalf of the Trust for prices less than the Last Scheduled Payments. In addition, MMCA has a program that offers attractive terms to owners of Mitsubishi Motors vehicles to prepay their accounts and return their vehicles early if they purchase a new Mitsubishi Motors vehicle. This program encourages a higher level of prepayments on the Receivables (including Last Scheduled Payments) than would otherwise be the case by permitting obligors to return their vehicles prior to the scheduled end of the Receivable's term.

                             MMCA does not require the obligor under a Final Payment Receivable to pay the "Gap Amount" in the event that there is a total loss of the motor vehicle caused by its theft or physical damage. The "Gap Amount" is the difference between the amount owed in respect of the Final Payment Receivable as of the date of the total loss and insurance proceeds (inclusive of any applicable deductible) received with respect to the motor vehicle. In accordance with its customary servicing practices and procedures, MMCA treats such Gap Amount, if any, as a non-cash reduction of the principal of the related Last Scheduled Payment. Any such reduction will decrease the amount of collections available to the Trust to the extent of any Gap Amount in the preceding calendar month.

                             Final Payment Receivables have been maturing in large volumes only in recent years. MMCA therefore does not have extensive historical information regarding the percentage of motor vehicles that will be sold back to MMCA upon the maturity of Final Payment Receivables or MMCA's loss experience upon resale of such motor vehicles. However, MMCA expects that, in the aggregate, the amounts received by MMCA from the sale of vehicles that secure Final Payment Vehicles and payments of applicable excess wear and tear and excess mileage charges on such vehicles will be less than the stated amounts of the Last Scheduled Payments because Last Scheduled Payments are generally set higher than MMCA's estimate of the wholesale value at the end of the related contracts and are dependent upon conditions in the used car market at the time of resale.

Geographic Concentration     Economic conditions in the states where the
                             obligors under the Receivables reside may
                             affect the delinquency, loan loss and
                             repossession experience of the Trust with
                             respect to the Receivables. Based on the
                             principal balance of the Initial Receivables
                             as of the Initial Cutoff Date,     % of the
                             Initial Receivables will have been originated
                             in California,    % in Texas and    % in Florida.
                             Accordingly, adverse economic conditions or other factors affecting California, Texas or Florida in particular could adversely affect the delinquency, loan loss or repossession experience of the Trust.

Event of Default
Considerations               If the maturity dates of the Notes have been
                             accelerated following the occurrence of an event of default under the Indenture, the Notes may be prepaid in advance of their respective maturity dates. The acceleration of the maturity dates following the occurrence of an event of default will also change the order of priority for the payment of principal on the different classes of Notes. If the maturity dates of the Notes have been accelerated following the occurrence of an event of default, the Principal Distribution
                             Amount will be paid (i) to the holders of the Class A-1 Notes, the Class A-2 Notes and the
                             Class A-3 Notes pro rata in proportion to the respective principal balances of the Class A-1
                             Notes, the Class A-2 Notes and the Class A-3
                             Notes until all of such classes have been paid in full and (ii) then to the Class B
                             Noteholders until the Class B Notes are paid in full.

Book Entry Registration      The Notes of each class will be represented
                             initially by one or more physical notes
                             registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company
                             ("DTC"). No Noteholder will be entitled to receive a physical note in fully registered certificated form except in certain limited circumstances described under "Description of the Notes-Definitive Notes." Under the terms of the indenture relating to the Notes, Noteholders will not be recognized as such, and will be permitted to exercise the rights of the Noteholders only indirectly through DTC and its participants. See "Description of the Notes-Book Entry Registration."

Risk of Year 2000            Many existing computer programs use only two
                             digits to identify a year in the date field.
                             These programs could fail or produce erroneous results during the transition from the year
                             1999 to the year 2000.

                             MMCA has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and is implementing conversion efforts. It believes its mission-critical applications, including its systems for operations, collections on the Receivables and servicing the Receivables, to already be year 2000 compliant, subject to further testing. MMCA's target is to have all systems ready for the year 2000 in advance of December 31, 1999.

                             If MMCA, including in its capacity as the Servicer, or the Indenture Trustee do not have computerized systems that are year 2000 compliant by the year 2000, the Servicer's ability to service the Receivables or the Indenture Trustee's ability to make distributions to the Noteholders, as the case may be, may be materially and adversely affected.


                                 THE TRUST

General

        The Trust, MMCA Auto Owner Trust 1998-2, is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement,
dated as of              , 1998 (as amended and supplemented from time to
time, the "Trust Agreement"), between the Seller and the Owner Trustee. The Trust was formed for purposes of the transactions described in this Prospectus. The Trust will hold title to the Receivables, the Pre-Funding Account and the other assets of the Trust and the proceeds therefrom, issue the Notes and the Certificates and distribute payments on the Notes and the Certificates. The Trust's principal offices are in the State of Delaware in care of Wilmington Trust Company, as Owner Trustee, at the address listed below. See "--The Owner Trustee."

        The Trust will initially be capitalized through the issuance of the Notes and the Certificates. The Certificates evidence beneficial ownership of the Trust and will entitle Certificateholders to receive distributions of amounts not required to be used to make payments on the Notes or to pay expenses of the Trust. The Certificates will be subordinated to the Notes to the extent described herein. The initial principal amount of the Certificates will equal $ . Thereafter, the principal amount of the Certificates will be reduced on each Payment Date by principal payments made on the Certificates. The Certificates are not being offered hereby and will be retained by the Seller or an affiliate.

        The Trust will purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement in exchange for the proceeds of the Notes and the issuance to the Seller or an affiliate thereof of the Certificates. The Seller or an affiliate will retain the Certificates.

        The Servicer will service the Receivables, either directly or through subservicers, and will be paid the Total Servicing Fee out of collections from the Receivables, prior to distributions to Noteholders. Certain other expenses of the Trust will be paid by the Servicer or by the Seller as provided in the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements-Servicing Procedures," "-Servicing Compensation" and "Description of the Notes-The Indenture Cash Flows."

        The Servicer will hold the Receivables and the certificates of title or ownership relating to the Financed Vehicles as custodian for the Indenture Trustee and the Trust. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's security interest in the Receivables and the Financed Vehicles may be defeated or may not be perfected. See "Certain Legal Aspects of the Receivables."

        The Trust will not acquire any assets other than the Trust Property and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property and issuing and distributing payments on the Notes and the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

        If the protection provided to the Noteholders by the subordination of the Certificates and by amounts on deposit in the Supplemental Reserve Account, the Reserve Account, the Negative Carry Account and the Yield Supplement Account from time to time is insufficient, the Noteholders would have to look principally to the Receivables that are not Defaulted Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables and the proceeds from recourse, if any, against Dealers with respect to the Receivables for payment of the Notes. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes-The Indenture Cash Flows" and "Certain Legal Aspects of the Receivables."


Capitalization of the Trust

        The following table illustrates the capitalization of the Trust as of the Closing Date:


        Class A-1 Notes...............................................   $
        Class A-2 Notes...............................................
        Class A-3 Notes...............................................
        Class B Notes.................................................
        Certificates..................................................
                 Total................................................   $


The Owner Trustee

        Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee's Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Seller, the Servicer and their respective affiliates may have other banking relationships with the Owner Trustee and its affiliates in the ordinary course of their businesses.

                             THE TRUST PROPERTY

        The Notes will be secured by the property of the Trust (the "Trust Property"). The Trust Property will include (i) a pool of motor vehicle retail installment sale contracts originated on and after and certain rights and obligations thereunder (collectively, the "Receivables"), (ii) with respect to Actuarial Receivables, certain monies due thereunder on or after the related Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, certain monies due or received thereunder on or after the related Cutoff Date, (iii) certain amounts and property from time to time held in or credited to one or more accounts maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement as described below, including the Pre-Funding Account, the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account, (iv) the Seller's security interests in the Financed Vehicles, (v) the Seller's rights to receive proceeds from claims on physical damage, credit life, theft and disability insurance policies covering the Financed Vehicles or the obligors, (vi) certain of the Seller's rights of recourse against the Dealers under the Dealer Agreements relating to the Receivables, (vii) all of the Seller's rights to certain documents contained in the Receivable Files, (viii) certain rights under the Sale and Servicing Agreement and the Yield Supplement Agreement, (ix) certain rights under the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase certain Receivables from the Seller, (x) certain payments and proceeds with respect to the Receivables held by the Servicer, (xi) all property (including the right to receive liquidation proceeds and recoveries and Financed Vehicles and the proceeds thereof acquired by the Trust pursuant to the terms of a Final Payment Receivable) that shall have secured a Receivable (other than a Receivable repurchased by the Seller or purchased by the Servicer) and that shall have been acquired by or on behalf of the Trust, (xii) certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cutoff Date, and (xiii) all proceeds of the foregoing.

                     MMCA'S VEHICLE CONTRACT PORTFOLIO

General

        MMCA currently purchases motor vehicle and light-duty truck retail installment sale contracts (the "Motor Vehicle Contracts") and medium-duty truck retail installment sale contracts (the "Truck Contracts," and, together with the Motor Vehicle Contracts, the "Contracts") directly from authorized Mitsubishi Motors motor vehicle dealers and authorized Mitsubishi Motors FUSO truck dealers (each, a "Dealer"), respectively, throughout the United States. The Contracts are originated by Dealers who regularly sell such contracts to MMCA and other finance providers. MMCA purchases Contracts in accordance with its established underwriting procedures and subject to the terms of its agreements (each, a "Dealer Agreement") with each Dealer. Each Dealer Agreement, among other things, obligates the related Dealer to repurchase any Motor Vehicle Contract or Truck Contract that it sold to MMCA for the outstanding principal balance thereof if the Dealer breaches certain representations and warranties set forth in the agreement. Such representations and warranties typically relate to the origination of the Motor Vehicle Contract or Truck Contract and the security interest in the related automobile or light-duty truck (a "Motor Vehicle") or medium-duty truck (a "Truck") and not the creditworthiness of the obligor under the Contract.

        MMCA currently purchases Motor Vehicle Contracts relating to new Motor Vehicles manufactured or distributed by Mitsubishi Motors and Motor Vehicle Contracts relating to used Motor Vehicles manufactured or distributed by Mitsubishi Motors or other motor vehicle manufacturers. MMCA has applied the same underwriting standards to its purchases of Motor Vehicle Contracts whether or not the Contracts related to Motor Vehicles manufactured or distributed by Mitsubishi Motors. See "-Underwriting."

        MMCA has at all times purchased Truck Contracts relating to new Trucks manufactured or distributed by Mitsubishi Motors and used Trucks manufactured or distributed by Mitsubishi Motors or other truck manufacturers. MMCA has applied the same underwriting standards to its purchases of Truck Contracts whether or not the Contracts related to Trucks manufactured or distributed by Mitsubishi Motors. See "-Underwriting."

Underwriting

        MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the Motor Vehicle or Truck that secures the related Motor Vehicle Contract or Truck Contract.

        Prior to its purchase of a Motor Vehicle Contract, MMCA reviews credit applications from the obligors that include information about each obligor's income, residential status, monthly mortgage or rent payments, credit obligations, bank accounts and other personal information. Upon receipt of a credit application, MMCA obtains a credit report from an independent credit bureau which MMCA reviews to determine the applicant's current credit status and past credit performance. Where necessary, MMCA verifies the employment or the income of an applicant. MMCA uses a credit scoring system and considers other factors to reach each credit decision. In November 1996, MMCA introduced a new credit scoring system for all Motor Vehicle Contracts, replacing the one that had been used since June 1994. The new credit scoring system first assigns the application to one of three credit segments: prime, limited credit experience and non-prime. Each segment considers different credit application and credit bureau report characteristics or assigns different weighting to certain characteristics that are considered by all segments. This segmentation is based solely upon the information in the applicant's credit bureau report. The new credit scoring system identifies those aspects of an applicant's credit report and credit application and the proposed financing arrangement that, based upon the specific performance experience of MMCA's portfolio, are most predictive of the probability that the applicant will pay MMCA as agreed. MMCA considers attributes other than the credit score as part of its credit decision process, including such factors as ratio of income to debt, an applicant's equity in the Motor Vehicle, satisfactory existing account relationships, excellent recent reported credit history and availability of an acceptable guarantor. MMCA management sets limits on the percentage of credit decisions that approve credit to applicants scoring below company credit score minimums and deny credit to applicants scoring above such minimums. Prior to June 1994, MMCA used a credit-scoring system for Motor Vehicle Contracts (other than Contracts relating to Final Payment Receivables) that took into account additional factors from the credit application. Where the obligor of a Motor Vehicle Contract is a business entity, MMCA reviews credit applications that include information about bank accounts, credit references and financial results of such business entity. In addition, MMCA obtains and reviews published credit reports on the business entity, where available. In some cases, MMCA may require an individual to guarantee the business' obligation under the Motor Vehicle Contract.

        After considering the relevant information, an assessment is made of the relative degree of credit risk of a particular application and the decision to grant or deny credit for a Contract is made at the appropriate management level. The application, if approved, is assigned to one of four credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with the relatively more risky accounts receiving a higher interest rate.

        Prior to its purchase of a particular Truck Contract, MMCA reviews credit applications from the obligors that include information about the business of the applicant, its trade references, its bank references and personal information of sole proprietors, partners or guarantors. MMCA does not use a formal credit scoring system but considers, where appropriate, Dun & Bradstreet reports, business checking account references, business credit references, review of business financial statements and the projected income to be generated from the Truck. An individual guarantor is generally required for a business entity.
Servicing and Collection

Servicing and Collection

        MMCA measures delinquency by the number of days elapsed from the date a payment is due under the Motor Vehicle Contract or the Truck Contract (the "Due Date"). MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the related
Due Date. MMCA generally begins collection activities with respect to delinquent Motor Vehicle Contracts or Truck Contracts through telephone contact based upon the original credit risk assigned to each obligor at contract origination. Obligors considered to be weaker credits are generally contacted by telephone when the Contract becomes 7 days delinquent, while obligors considered strong credits with lesser risk are generally contacted when the Contract becomes 15 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

        MMCA's collectors are assigned to specific delinquencies and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a Motor Vehicle Contract or Truck Contract becomes between 60 to 75 days delinquent. Repossession is carried out pursuant to applicable state law and specific procedures adopted by MMCA.

        If the Motor Vehicle or Truck securing a delinquent Contract is repossessed, MMCA's current policy is generally to charge off the Motor Vehicle Contract or Truck Contract on the date on which the proceeds of sale of the Motor Vehicle or Truck are applied to the Contract balance and the deficiency is determined. Prior to February 1997, MMCA's policy was generally to charge off a Contract on the earlier of the date on which the proceeds of sale of the repossessed Financed Vehicle were applied to the Contract balance and the date on which the Motor Vehicle Contract became 120 days delinquent or the Truck Contract became 180 days delinquent if MMCA had not yet repossessed the related Motor Vehicle or Truck. MMCA's current policy, which was first implemented in February 1997, is to charge off a delinquent Contract as to which the related Financed Vehicle has not been repossessed only at such time as it determines that it will be unable to recover the Financed Vehicle (which time may be later than the time at which the Contract would have been charged off under MMCA's prior policy). Any deficiencies remaining after repossession and sale of the related Motor Vehicle or Truck or after the full charge-off of the related Motor Vehicle Contract or Truck Contract are pursued by MMCA to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Physical Damage Insurance

        Each Contract generally requires the obligor to obtain physical damage insurance covering loss or damage to the Motor Vehicle or Truck. The Dealer Agreements include a requirement that the Dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each Motor Vehicle or Truck at the time that MMCA purchased the related Motor Vehicle Contract or Truck Contract from the Dealers. MMCA tracks the ongoing status of insurance by the obligors, and attempts to cause the obligors to reinstate such insurance in the event that it is allowed to lapse; nevertheless, there is no assurance that each Motor Vehicle or Truck will continue to be covered by physical damage insurance for the entire term during which the related Contract is outstanding.

Delinquency, Credit Loss and Returned Vehicle Loss Experience

        Set forth below is certain information concerning MMCA's combined portfolio of Motor Vehicle Contracts and Truck Contracts, including Contracts previously sold which MMCA continues to service. MMCA changed its credit scoring system for Motor Vehicle Contracts (other than contracts relating to Final Payment Receivables) in June 1994. MMCA changed its credit scoring system again in November 1996 and made the changes applicable to all types of Motor Vehicle Contracts. See "-Underwriting" above. The Initial Receivables were originated more recently than, on average, the receivables related to Motor Vehicles and Trucks in the tables in the following pages.

        Because (i) the composition of Initial Receivables included in the Trust differs from, and the Subsequent Receivables to be included in the Trust are anticipated to differ from, MMCA's combined portfolio, (ii) MMCA changed its underwriting criteria with respect to non-Final Payment Receivables in June 1994 and (iii) MMCA changed its underwriting criteria again in November 1996 with respect to all types of receivables, no assurance can be given that the performance of the Receivables included in the Trust will be similar to the historical performance of the portfolio as a whole. Further, for the same reasons as are set forth above, the delinquencies, credit losses and returned vehicle losses experienced by the Trust may differ from the delinquencies, credit losses and returned vehicle losses experienced by the combined portfolio in the past or in the future.

                                  Delinquency Experience (1)


                                                As of September 30,          As of December 31,
                                                -------------------     -----------------------------


                                                  1998       1997         1997      1996       1995
                                                ---------  --------     --------  --------  ---------
Number of Contracts Outstanding at End of
Period.........................................   129,738   126,493      123,274   122,224    107,507
Delinquencies as a Percent of Contracts
Outstanding (2)
   30-59 Days..................................     3.42%     4.14%        4.42%     5.13%      4.00%
   60-89 Days..................................     0.94%     1.20%        1.56%     1.69%      0.92%
   90 Days or More.............................     0.33%     0.28%        0.51%     0.54%      0.30%
Repossessions as a Percent of Contracts             0.76%     1.26%        0.96%     1.41%      1.70%
Outstanding (2)(3).............................

_______________________
(1) The information in the table includes Motor Vehicle Contracts for new and used Motor Vehicles and Truck Contracts for new and used Trucks owned by MMCA or previously sold by MMCA which MMCA continues to service. Delinquency numbers are net of bankrupt accounts and repossessions.

(2) The period of delinquency is based on the number of days more than 10% of a payment is contractually past due, and the percent represents delinquent dollars as a percent of dollars outstanding.

(3) Repossessions means Contracts with respect to which the Financed Vehicle has been repossessed but for which sale proceeds have not yet been applied to the Contract balance.


                        Net Credit Loss and Repossession Experience (1)

                                    (Dollars in thousands)


                                         Nine Months Ended
                                            September 30,                   Year Ended December 31,
                                    ----------------------------   -----------------------------------------
                                         1998            1997           1997          1996          1995
                                    ------------    ------------   ------------  -------------  ------------

Amount Outstanding (2).............   $1,934,366     $1,823,622    $1,769,219    $1,687,592    $1,436,009
Average Amount Outstanding (3).....   $1,820,045     $1,768,391    $1,776,481    $1,590,046    $1,221,467
Number of Contracts Outstanding....      129,738        126,493       123,274       122,224       107,507
Average Number of Contracts
  Outstanding (3)..................      124,704        124,952       124,945       117,048        93,879
Charge-offs (4)....................   $   39,700     $   55,632    $   73,242    $   84,872    $   20,171
Recoveries (5).....................   $    7,515     $   10,404    $   13,126    $    7,372    $    1,058
Net Losses.........................   $   32,185     $   45,228    $   60,116    $   77,500    $   19,113
Number of Repossessions (6)........        3,673          5,976         7,382         6,712         4,260
Number of Repossessions
  as a Percent of the Average
  Number of Contracts Outstanding
  (7)..............................         3.93%          6.38%         5.91%         5.73%         4.54%
Net Losses as a Percent of
  Average Amount Outstanding (7)...         2.36%          3.41%         3.38%         4.87%         1.56%

___________________
(1) The information in the table includes Motor Vehicle Contracts for new and used Motor Vehicles and Truck Contracts for new and used Trucks owned by MMCA or previously sold by MMCA which MMCA continues to service.

(2) Amount outstanding is remaining principal balance of the Contracts, including Last Scheduled Payments to the extent attributable to principal on Final Payment Receivables, plus any outstanding fees and charges and any accrued and unpaid interest.

(3) Averages are computed by taking a simple average of the average months outstanding for each period presented.

(4) Charge-offs represent the total aggregate amount due on Motor Vehicle Contracts and Truck Contracts that is determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries described in Note (5). The calculation of Charge-offs for the Contracts in the portfolio includes both earned but unpaid finance charges and Last Scheduled Payments. Charge-offs do not include any losses on sales of Motor Vehicles that were purchased by MMCA pursuant to the terms of a Final Payment Receivable, because such losses would not constitute credit losses, but Charge-offs do include losses with respect to both the amortizing monthly installments and Last Scheduled Payments for Final Payment Receivables which have defaulted. Charge-offs do not include expenses associated with collection, but do include expenses associated with repossession or disposition of the vehicles. MMCA currently charges off a Contract upon the earlier of (i) the date upon which the related Financed Vehicle is sold following repossession or (ii) the date as of which MMCA determines that it will be unable to recover the Financed Vehicle from the obligor. Prior to February 1997, MMCA had a policy of charging off Motor Vehicle Contracts and Truck Contracts upon the earlier of the date of sale of the repossessed Financed Vehicle and the dates as of which the Motor Vehicle Contract or Truck Contract became 120 days and 180 days delinquent, respectively. Contracts of bankrupt obligors are included only if charged off.

(5) Recoveries generally consist of amounts received on Contracts following the time at which the Contract is charged off net of collection expenses.

(6) Number of Repossessions means the number of repossessed Motor Vehicles and Trucks in a given period.

(7) Annualized rate. The nine-month period ending September 30, 1998 is not necessarily indicative of a full year's actual results. MMCA's credit loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light- or medium-duty trucks.

        MMCA began originating Final Payment Receivables in October 1993. Because Final Payment Receivables have matured in large volumes only more recently, the experience shown in the tables below may not be comparable to the actual performance of the Final Payment Receivables included in the Trust Property.


              Final Payment Receivables: Loss Experience on Returned Vehicles (1)


                                            Nine Months Ended
                                               September 30,                   Year Ended December 31,
                                       ----------------------------   -----------------------------------------
                                         1998              1997           1997          1996          1995
                                       ------------    ------------   ------------  -------------  ------------


Total Number of Final Payment
  Receivables Scheduled to Terminate..     13,958         5,462           10,716        1,022           34
Total Number of Vehicles
  Returned to MMCA....................      3,466         1,365            2,926          435            7
Return Ratio (2)......................      24.83%        24.99%           27.31%       42.56%       20.59%
Total Losses on Returned
  Vehicles Sold (3)................... $4,911,496    $2,699,576       $5,371,694     $726,208      $12,464
Total Number of Returned
  Vehicles Sold.......................      2,884         1,322            2,578          432            7
Average Loss per Returned
  Vehicle Sold (3).................... $    1,703    $    2,027       $    2,084     $  1,681      $ 1,781

-------------
(1) The information in the table includes Motor Vehicles returned upon the expiration of the related Contracts and Motor Vehicles returned under MMCA's program that offers attractive terms to owners of Motor Vehicles to prepay their accounts in connection with their respective purchases of a new Motor Vehicle.

(2) The number of vehicles returned to MMCA as a percentage of the number of Final Payment Receivables scheduled to terminate in the related period.

(3) Losses are calculated without deduction for auction or other disposition expenses on resale.

        MMCA's loss experience on returned Motor Vehicles is dependent upon the number of Motor Vehicles returned, any programs offered by MMCA that permit the early return of Motor Vehicles, the amount of the related receivables outstanding at the time the Motor Vehicles are returned and the resale value of the returned Motor Vehicles.

                              THE RECEIVABLES

        The Receivables will consist of a pool of retail installment sale contracts secured by new and used automobiles and light- and medium-duty trucks, including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles") and the proceeds thereof. The Receivables will include the Initial Receivables purchased as of the Initial Cutoff Date and any Subsequent Receivables purchased as of the related Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date"). As of the Initial Cutoff Date, the
Initial Receivables had an aggregate principal balance of $      , which
consisted of a Level Pay Pool Balance of $      and a Last Scheduled Payment
Pool Balance of $      .

        The Receivables will be purchased by the Trust from the Seller pursuant to a Sale and Servicing Agreement, to be dated as of ----------, 1998 (as amended or supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and MMCA providing for the purchase of the Initial Receivables on or before the date of issuance of the Notes (the "Closing Date") and any Subsequent Receivables on the related Subsequent Transfer Date. The Receivables will be purchased by the Seller from MMCA pursuant to a Purchase Agreement, to be dated as of , 1998 (as amended or supplemented from time to time, the "Purchase Agreement"), between the Seller and MMCA, providing for the purchase of the Initial Receivables on or before the Closing Date and any Subsequent Receivables on the related Subsequent Transfer Date. The Receivables will be selected from the Contracts owned by MMCA based on the criteria specified in the Sale and Servicing Agreement and described herein. No Receivable will have a scheduled maturity later than (the "Final Scheduled Maturity Date"). See "The Receivables."

        The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables (including the aggregate principal balance of Last Scheduled Payments) at the end of the preceding Collection Period or, with respect to any time during the first Collection Period, on the Initial Cutoff Date, after giving effect to all payments (other than Payaheads) received from obligors, and the principal component of all Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period, and reduced by the principal amount of Receivables that became Defaulted Receivables during such Collection Period. The "Initial Pool Balance" means the sum of (i) the Pool Balance as of the Initial Cutoff Date plus (ii) the aggregate principal balance of all Subsequent Receivables sold to the Trust as of their respective Subsequent Cutoff Dates.

Selection Criteria

        The Initial Receivables were purchased, and to the extent not already purchased the Subsequent Receivables will be purchased, by MMCA from Dealers in the ordinary course of business in accordance with MMCA's underwriting standards. The Initial Receivables were selected, and the Subsequent Receivables will be selected, from MMCA's portfolio by several criteria, including the following: (i) each Receivable is secured by a new or used automobile or a light- or medium-duty truck; (ii) each Receivable has an annual percentage rate ("APR") of at least 0% and not more than 30%;
(iii) each Receivable had a remaining maturity as of the related Cutoff Date of not more than 60 months, and an original maturity of not more than 60 months; (iv) each Receivable had an original principal balance (net of unearned precomputed finance charges) of not more than $60,000 and a remaining principal balance of not less than $100 as of the related Cutoff Date; (v) no Receivable was more than 30 days delinquent as of the related Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the related Cutoff Date; (vii) each Receivable is an installment sale contract;
(viii) each Receivable is an Actuarial Receivable or a Simple Interest Receivable (and may also be a Final Payment Receivable); (ix) each Receivable was originated during or after ; (x) as of the related Cutoff Date, no obligor under a Receivable is the subject of a proceeding under the United States Bankruptcy Code; and (xi) each Receivable was originated in the United States by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer's business. In addition, the pool of Receivables will not deviate from the following characteristics as of each Subsequent Transfer Date (after giving effect to Subsequent Receivables sold to the Trust on such Subsequent Transfer Date):
(1) the weighted average remaining maturity of the Receivables will not be more than [ ] months; and (2) the average Last Scheduled Payment of the Final Payment Receivables as a percentage of the aggregate original Principal Balance of the Final Payment Receivables, in each case as of the related dates of origination, will not be greater than [ ]%.

        The Initial Receivables will represent approximately   % of an amount
equal to the sum of the initial principal amount of the Notes and the initial principal amount of the Certificates. Except for the criteria described in the preceding paragraph, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables, including the composition of the Receivables, the geographic distribution of the Receivables and the distribution by APR of the Receivables described in the following tables may vary from those of the Initial Receivables. Following the end of the Pre-Funding Period, the Seller will file a report on Form
8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of Receivables, after the addition of the Subsequent Receivables.

Certain Characteristics

        The composition of the Initial Receivables as of           , 1998
and the geographical distribution and distribution by APR of the Pool
Balance of the Initial Receivables as of           , 1998 are set forth in
the following tables. "Level Pay Pool Balance" means the Pool Balance exclusive of the Last Scheduled Payment Pool Balance. See "Description of the Notes-Final Payment Receivables." "Last Scheduled Payment Pool Balance" means the aggregate principal balance of Last Scheduled Payments.


    Composition of the Initial Receivables as of the Initial Cutoff Date


Pool Balance..........................................        $
Level Pay Pool Balance................................        $
Last Scheduled Payment Pool Balance...................        $
Number of Receivables
Average Principal Balance.............................        $
        (Range).......................................$       to     $
Average Original Amount Financed......................        $
        (Range).......................................$       to     $
Average Level Pay Balance.............................        $
        (Range).......................................$       to     $
Average Last Scheduled Payment Balance (1)............$
        (Range).......................................$       to     $
Weighted Average APR..................................                      %
        (Range).......................................          0.00% to    %
Weighted Average Original Term to Maturity............                 months
        (Range)....................................... 12 months to 60 months
Weighted Average Remaining Term to Maturity...........                 months
        (Range).......................................  3 months to 60 months

-----------
(1)  Based on Final Payment Receivable balances only.


Geographic Distribution of the Initial Receivables as of the Initial Cutoff Date


                                  Percentage                                      Percentage
                                   of Pool                                         of Pool
State(1)                          Balance(2)   State(1)                           Balance(2)
--------                          ---------    --------                           ----------

Alaska..........................          %    Nebraska........................           %
Arizona.........................               Nevada..........................
Arkansas........................               New Hampshire...................
California......................               New Jersey......................
Colorado........................               New Mexico......................
Connecticut.....................               New York........................
Delaware........................               North Carolina..................
Florida.........................               North Dakota....................
Georgia.........................               Ohio............................
Idaho...........................               Oklahoma........................
Illinois........................               Oregon..........................
Indiana.........................               Pennsylvania....................
Iowa............................               Rhode Island....................
Kansas..........................               South Carolina..................
Kentucky........................               South Dakota....................
Louisiana.......................               Tennessee.......................
Maine...........................               Texas...........................
Maryland........................               Utah............................
Massachusetts...................               Vermont.........................
Michigan........................               Virginia........................
Minnesota.......................               Washington......................
Mississippi.....................               West Virginia...................
Missouri........................               Wisconsin.......................               ------
Montana.........................
                                               Total                                         100.00%

-----------
(1) State of origination is based on the addresses of the originating Dealers.

(2)     Percentages may not add to 100.00% due to rounding.


         Distribution by APR of the Initial Receivables as of the Initial Cutoff Date


                                                                                     Percentage
                                                       Number of        Pool          of Pool
APR Range(%)                                          Receivables   Balance(1)(2)    Balance(3)
------------                                          -----------   -------------    ----------

0.00 to 0.99........................................                      $                    %
1.00 to 1.99........................................
2.00 to 2.99........................................
3.00 to 3.99........................................
4.00 to 4.99........................................
5.00 to 5.99........................................
6.00 to 6.99........................................
7.00 to 7.99........................................
8.00 to 8.99........................................
9.00 to 9.99........................................
10.00 to 10.99......................................
11.00 to 11.99......................................
12.00 to 12.99......................................
13.00 to 13.99......................................
14.00 to 14.99......................................
15.00 to 15.99......................................
16.00 to 16.99......................................
17.00 to 17.99......................................
18.00 to 18.99......................................
19.00 to 19.99......................................
20.00 to 20.99......................................
21.00 to 21.99......................................
22.00 to 22.99......................................
23.00 to 23.99......................................-----------   -------------    ----------
Total...............................................              $============    ==========%

-----------
(1) Remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables.

(2) Pool Balance does not add up to Initial Pool Balance because of rounding.

(3) Percentages may not add to 100.00% due to rounding.

        Based on the Pool Balance as of the Initial Cutoff Date,
approximately     % of the total number of Receivables and approximately
    % of the Pool Balance, relate to new automobiles and light- or medium-duty trucks. Substantially all of such new automobiles and light- or medium-duty trucks were manufactured or distributed by Mitsubishi Motors.
Approximately     % of the total number of Receivables and approximately     %
of the Pool Balance as of the Initial Cutoff Date, relate to used automobiles and light- or medium-duty trucks. Of the new and used vehicles,
approximately     % of the total number of Receivables and approximately
    % of the Pool Balance as of the Initial Cutoff Date, relate to program automobiles and light-duty trucks. Program automobiles are vehicles in the current and immediately preceding model years which dealers have acquired under a remarketing program administered by MMCA. This program allows dealers to offer to purchasers of program automobiles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily automobiles returned to MMCA by rental car companies, but also include off-lease MMCA company and employee lease vehicles and MMCA pool
cars. Approximately     % of the total number of Receivables and
approximately     % of the Pool Balance as of the Initial Cutoff Date,
relate to medium-duty trucks, the primary purchasers of which are
businesses. Of the used vehicles, approximately     % of the total number
of Receivables and approximately     % of the Pool Balance as of the
Initial Cutoff Date, relate to refinanced program automobiles and light-or medium-duty trucks manufactured in prior model years which are financed at the original rates set forth in the related Contracts or at used vehicle rates.

Payments on the Receivables

        Approximately     % of the Pool Balance as of the Initial Cutoff Date
was attributable to Receivables that provide for the allocation of payments according to the "actuarial" method ("Actuarial Receivables") excluding
Actuarial Receivables of the type described in the immediately following paragraph. An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one twelfth of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the obligor may be subject to a late payment charge.

        Approximately     % of the Pool Balance as of the Initial Cutoff Date
was attributable to Actuarial Receivables that provide that if the
Receivable is prepaid in full, the amount payable will be determined in accordance with a contractual calculation that is based upon the "Rule of
78's." In the event of the prepayment in full of such Actuarial
Receivables, the excess of the amount that would be due if the Receivable generally provided for allocation of payments between principal and interest using the Rule of 78's over the amount that would be payable upon such prepayment using the actuarial method (the "Rule of 78's Payment")
will not be used to make payments due to Noteholders but will be paid to the Servicer.

        Approximately     % of the Pool Balance as of the Initial Cutoff Date
was attributable to Receivables that provide for the allocation of payments according to the "simple interest" method ("Simple Interest Receivables")
including Simple Interest Receivables of the type described in the immediately following paragraph. In November 1996, MMCA began phasing out
Motor Vehicle Contracts and Truck Contracts that provide for the allocation of payments according to the actuarial method in favor of those Contracts that provide for allocation of payments according to the "simple interest"
method. Since June 1997, MMCA has purchased only Motor Vehicle Contracts and Truck Contracts which provide for allocation of payments according to the "simple interest" method. A Simple Interest Receivable also provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year)
since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before the Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Final Payment Receivable that is a Simple
Interest Receivable, this allocation of payments may result in the remaining principal balance of the Final Payment Receivable on the Due Date for the Last Scheduled Payment being greater or less than the Last
Scheduled Payment.

        Approximately     % of the Pool Balance as of the Initial Cutoff
Date was attributable to Simple Interest Receivables that are subject to a cap on the aggregate amount of interest to be paid during the term of such
Receivables ("Capped Receivables"). With respect to Capped Receivables, if the obligor consistently makes scheduled payments after the Due Date, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap on the aggregate amount of interest payable over the term of a Capped Receivable. If, as a result of such delinquencies, the aggregate amount of interest paid under the
Receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due thereafter will be applied to the reduction of principal.

        Approximately % of the Pool Balance as of the Initial Cutoff Date was attributable to Final Payment Receivables. Such Receivables provide for amortization of a portion of the amount financed over a series of fixed level monthly installments in accordance with the actuarial method or the simple interest method, but also provide for a substantially larger final scheduled payment of principal together with one month's interest after payment of such monthly installments. Upon maturity of a Final Payment
Receivable, an obligor thereunder may satisfy the amount then owed by the obligor by (1) paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, on the Due Date of the Last Scheduled Payment; (2) refinancing the net amount then due, which may be greater or less than the Last Scheduled
Payment, subject to certain conditions; or (3) selling the related Motor
Vehicle to MMCA or its assignee for an amount equal to the Last Scheduled
Payment (reduced by certain charges) and paying any excess of the total amount owed over the Last Scheduled Payment to MMCA. See "Description of the Notes - Final Payment Receivables."

        The Receivables will be prepayable by the obligors at any time.
Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage or other insurance, repurchases by the Seller as a result of certain uncured breaches of the representations and warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors. See "- Maturity and Prepayment Considerations."

Maturity and Prepayment Considerations

        Prepayments in full on Actuarial Receivables and full or partial prepayments on Simple Interest Receivables generally will have the effect of reducing the weighted average life of the Notes, while delinquencies by obligors under the Simple Interest Receivables, as well as extensions and deferrals on the Receivables generally, will have the effect of increasing the weighted average life of the Notes. The Receivables may be prepaid by the obligors at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted
Receivable. No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of prepayments, since prepayments are affected by numerous social, economic and other factors.
Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables. To the extent that MMCA or any affiliate of MMCA maintains any program which has the effect of encouraging prepayments, prepayments may increase. MMCA currently maintains a program that offers attractive terms to obligors to prepay their accounts and return their vehicles early, provided that they purchase a new Mitsubishi Motors vehicle, has the effect of encouraging prepayments. No prediction can be made of the effect of such programs on prepayments, and MMCA is not required to establish or maintain any such program.

        The Receivables have different APRs, and the rates of prepayments of Receivables with higher and lower APRs may differ. Higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amount available to the Reserve Account and the Supplemental
Reserve Account. See "Description of the Notes -The Indenture Cash Flows",
" -Reserve Account and Supplemental Reserve Account." The Yield Supplement
Agreement will mitigate this effect in the case of Receivables having APRs less than the sum of the Servicing Rate and the Weighted Average Rate.

        Prepayments on receivables relating to Motor Vehicle Contracts and Truck Contracts can be measured relative to a prepayment standard or model.
The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

        As the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes of any class could occur significantly earlier than the Final Payment Date for such class.
Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

            % of the Pool Balance as of the Initial Cutoff Date consists of the principal balance of the Last Scheduled Payments. Accordingly, a portion of the principal amount of the Notes is expected to be paid from
Last Scheduled Payments. All of the Last Scheduled Payments on Initial
Receivables that are Final Payment Receivables are due, as of the Closing
Date, between            and           . Accordingly, significant payments
of principal are likely to be made during such period. The average amount of a Last Scheduled Payment on an Initial Receivable that is a Final
Payment Receivable is approximately $           , which is approximately
    % of the average principal balance of an Initial Receivable that is a
Final Payment Receivable.

        The tables captioned "Projected Class A-1 Note Amortization",
"Projected Class A-2 Note Amortization", "Projected Class A-3 Note
Amortization" and "Projected Class B Note Amortization" (collectively, the
"ABS Tables") assume that (i) the Yield Supplement Amount is deposited into the Collection Account each period, (ii) the Negative Carry Amount is deposited into the Collection Account each period, (iii) the Initial
Pre-Funded Amount is applied in its entirety to the purchase of Subsequent
Receivables and the related deposits to the Reserve Account and the Yield
Supplement Account; (iv) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (v) each scheduled monthly payment on the Receivables is made on the last day of each month, and each month has 30 days, (vi) payments on the Notes are made on each Payment Date (and each such date is assumed to be the 15th day of each applicable month), (vii) the Closing Date is
          , 1998, (viii) the Servicer does exercise its option to purchase the Receivables and (ix) MMCA's program to manage end-of-term risks and mitigate returned vehicle losses by offering attractive terms to owners of Motor Vehicles to prepay their accounts and return their Motor Vehicles early, provided that they purchase a new Motor Vehicle, does not extend to the Receivables. The ABS Tables indicate the percent of the initial principal balance of each class of the Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

        The ABS Tables also assume that the Receivables have been aggregated into four hypothetical level payment pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.



                                                                Weighted
                                                                 Average        Weighted Average
Level                               Aggregate      Weighted   Original Term      Remaining Term
Payment                             Principal       Average    to Maturity        to Maturity
Pool                                 Balance          APR      (in months)         (in months)
-------                             ---------      --------   -------------     ----------------

1   ............................   $                      %
2   ............................
3   ............................
4   ............................


        The ABS Tables also assume that the principal amounts of the Last Scheduled Payments on the Receivables have been aggregated into four hypothetical last scheduled payment pools with all of the Final Payment Receivables within each pool having the following characteristics and that the principal amount is due at the maturity of the pool.


                                                                  Weighted      Weighted Average
Last                                                              Average        Remaining Term
Scheduled                           Aggregate      Weighted    Original Term           to
Payment                             Principal       Average     to Maturity         Maturity
Pool                                 Balance          APR       (in months)       (in months)
----                                 -------          ---       -----------       -----------
1   ............................   $                     %
2   ............................
3   ............................
4   ............................


        The actual characteristics and performance of the Receivables in the Trust will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical level payment pools and the four hypothetical last scheduled payment pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. In addition, the characteristics of the Subsequent Receivables are expected to be different from the characteristics of the Initial Receivables. See "The Receivables-Selection Criteria" herein. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal on Receivables.

        The ABS Tables have been prepared based on the assumptions described above and should be read in conjunction therewith.

                            Projected Class A-1 Note Amortization

                           Percent of Initial Note Principal Amount


                                     Class A-1 Note Balance (%)
                         -----------------------------------------------------
Payment Date             0.0% ABS      1.0% ABS        1.5% ABS       2.0% ABS
------------             --------      --------        --------       --------

January 15, 1999......
February 15, 1999.....
March 15, 1999........
April 15, 1999........
May 15, 1999..........
June 15, 1999.........
July 15, 1999.........
August 15, 1999.......
September 15, 1999....
October 15, 1999......
 ......................   --------      --------        --------       --------
Weighted Average
  Life (yrs)..........


                            Projected Class A-2 Note Amortization

                           Percent of Initial Note Principal Amount


                                     Class A-2 Note Balance (%)
                         -----------------------------------------------------
Payment Date             0.0% ABS      1.0% ABS        1.5% ABS       2.0% ABS
------------             --------      --------        --------       --------

January 15, 1999......
February 15, 1999.....
March 15, 1999........
April 15, 1999........
May 15, 1999..........
June 15, 1999.........
July 15, 1999.........
August 15, 1999.......
September 15, 1999....
October 15, 1999......
November 15, 1999.....
December 15, 1999.....
January 15, 2000......
February 15, 2000.....
March 15, 2000........
April 15, 2000........
May 15, 2000..........
June 15, 2000.........
July 15, 2000.........
August 15, 2000.......
September 15, 2000....
 ......................   --------      --------        --------       --------
Weighted Average
  Life (yrs)..........


                            Projected Class A-3 Note Amortization

                           Percent of Initial Note Principal Amount


                                     Class A-3 Note Balance (%)
                         -----------------------------------------------------
Payment Date             0.0% ABS      1.0% ABS        1.5% ABS       2.0% ABS
------------             --------      --------        --------       --------

January 15, 1999......
February 15, 1999.....
March 15, 1999........
April 15, 1999........
May 15, 1999..........
June 15, 1999.........
July 15, 1999.........
August 15, 1999.......
September 15, 1999....
October 15, 1999......
November 15, 1999.....
December 15, 1999.....
January 15, 2000......
February 15, 2000.....
March 15, 2000........
April 15, 2000........
May 15, 2000..........
June 15, 2000.........
July 15, 2000.........
August 15, 2000.......
September 15, 2000....
October 15, 2000......
November 15, 2000.....
December 15, 2000.....
January 15, 2001......
February 15, 2001.....
March 15, 2001........
April 15, 2001........
May 15, 2001..........
June 15, 2001.........
July 15, 2001.........
August 15, 2001.......
September 15, 2001....
October 15, 2001......
November 15, 2001.....
December 15, 2001.....
January 15, 2002......
February 15, 2002.....
 ......................   --------      --------        --------       --------
Weighted Average
  Life (yrs)..........


                            Projected Class B Note Amortization

                           Percent of Initial Note Principal Amount


                                     Class B Note Balance (%)
                         -----------------------------------------------------
Payment Date             0.0% ABS      1.0% ABS        1.5% ABS       2.0% ABS
------------             --------      --------        --------       --------

January 15, 1999......
February 15, 1999.....
March 15, 1999........
April 15, 1999........
May 15, 1999..........
June 15, 1999.........
July 15, 1999.........
August 15, 1999.......
September 15, 1999....
October 15, 1999......
November 15, 1999.....
December 15, 1999.....
January 15, 2000......
February 15, 2000.....
March 15, 2000........
April 15, 2000........
May 15, 2000..........
June 15, 2000.........
July 15, 2000.........
August 15, 2000.......
September 15, 2000....
October 15, 2000......
November 15, 2000.....
December 15, 2000.....
January 15, 2001......
February 15, 2001.....
March 15, 2001........
April 15, 2001........
May 15, 2001..........
June 15, 2001.........
July 15, 2001.........
August 15, 2001.......
September 15, 2001....
October 15, 2001......
November 15, 2001.....
December 15, 2001.....
January 15, 2002......
February 15, 2002.....
 ......................   --------      --------        --------       --------
Weighted Average
  Life (yrs)..........


                     POOL FACTORS AND OTHER INFORMATION

        The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal amount of the Notes of each class as of the close of business on the Payment Date in that month, as a fraction of the initial outstanding principal amount of the Notes of such class. The Note Pool Factor for each class of Notes will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Notes. A Noteholder's portion of the aggregate outstanding principal amount of the Notes of a class will be the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor for such Class.

        Pursuant to the Sale and Servicing Agreement, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Notes-Statements to Noteholders."

                              USE OF PROCEEDS

        The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the Initial Receivables from MMCA and to make the deposits required to be made by the Seller on the Closing Date to the Pre-Funding Account, the Negative Carry Account, the Yield Supplement Account and the Reserve
Account.

                                 THE SELLER

        MMCA Auto Receivables, Inc. (the "Seller"), a wholly-owned subsidiary of MMCA, was incorporated in the State of Delaware on July 8, 1993. The Seller was organized for limited purposes, which include purchasing receivables from MMCA and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 6363 Katella Avenue, Cypress, California 90630-5205. The telephone number of such offices is (714) 236-1592. The Seller is not currently subject to the informational requirements of the Exchange Act and the Commission's rules and regulations thereunder except for the filing of Current Reports on Form 8-K in connection with the Trust and the other trusts it has originated and will originate in the future. For further information regarding the periodic reports concerning the Trust and the Receivables that will be filed with the Commission, reference is made to the information that is available as described under "Where You Can Find More Information."

        The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of MMCA. These steps include the maintenance of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MMCA in a proceeding under any Insolvency Law.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of MMCA in the event of the application of the Federal bankruptcy laws to MMCA. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of MMCA. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes could occur or reductions in the amounts of such payments could result.

        It is intended by MMCA and the Seller that the transfer of the Receivables by MMCA to the Seller on the Closing Date and each Subsequent Transfer Date under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If such transfers constitute such a "true sale," the Receivables and the proceeds thereof would not be part of MMCA's bankruptcy estate under Section 541 of the United States Bankruptcy Code should MMCA become the subject of a bankruptcy case subsequent to the transfers of the Receivables to the Seller.

        The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event MMCA were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfers of the Receivables to the Seller on the Closing Date and each Subsequent Transfer Date, the transfers of the Receivables by MMCA to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Receivables from MMCA to the Seller and the Receivables and the proceeds thereof would not form part of MMCA's bankruptcy estate pursuant to Section 541 of the United States Bankruptcy Code. See "Risk Factors-Certain Legal Aspects-Bankruptcy Considerations."

                                THE SERVICER

        Mitsubishi Motors Credit of America, Inc. ("MMCA" or the "Servicer") is a Delaware corporation which primarily provides retail and wholesale financing, retail leasing and certain other financial services to authorized Mitsubishi automobile and truck dealers and their customers in the United States. MMCA was incorporated in the State of Delaware in August 1990 and commenced operations in March 1991.

        MMCA is a wholly-owned subsidiary of Mitsubishi Motor Sales of America, Inc. ("MMSA"), a California corporation which is engaged in the wholesale distribution of automobiles and light-duty trucks throughout the United States manufactured by Mitsubishi Motors Corporation and its affiliates (collectively, "Mitsubishi Motors"). MMSA is a subsidiary of Mitsubishi Motors Corporation, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and trucks. Mitsubishi Motors Corporation owns 97.2% of the stock of MMSA. Mitsubishi Corporation, a Japanese corporation that is a worldwide general trading company, owns 2.0% of the stock of MMSA. Mitsubishi International Corporation, a New York corporation that is a worldwide trading company and a wholly-owned subsidiary of Mitsubishi Corporation, owns 0.8% of the stock of MMSA.

        The national headquarters of MMCA is located at 6363 Katella Avenue, Cypress, CA 90630-5205. Its telephone number is (714) 236-1500. MMCA has five regional offices throughout the United States.

                          DESCRIPTION OF THE NOTES

General

        The Trust will issue the Notes in an aggregate principal amount of $ pursuant to an Indenture to be dated as of , 1998 (as amended and supplemented from time to time the "Indenture"), between the Trust and the Indenture Trustee. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement.

        The Notes of each class will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by one or more physical notes registered in the name of Cede & Co. ("Cede") as nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial ownership interest in the Notes (a "Note Owner") will be entitled to receive a definitive note representing such person's beneficial ownership interest in the applicable class of Notes except in the event that Definitive Notes are issued under the limited circumstances described herein. Unless and until Definitive Notes are issued, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Direct Participants and all references to payments, notices, reports and statements to Noteholders shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for payment or distribution to Note Owners in accordance with DTC's procedures with respect thereto. See "-Book Entry Registration" and "-Definitive Notes."

Book Entry Registration

        Beneficial owners of Notes may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants").

        To facilitate subsequent transfers, all Notes deposited with DTC will be registered in the name of DTC's nominee, Cede. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        No Noteholder will be entitled to receive a certificate representing such person's interest in a class of Notes. Unless and until Definitive Notes are issued under the limited circumstances described below, all references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.

        Note Owners will receive all payments of principal and interest on the Notes through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Note Owners. Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture. Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Direct Participants and Indirect Participants. Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a Note Owner to pledge the Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for such Notes.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC and disbursement of such payments to Note Owners shall be the responsibility of Direct Participants and Indirect Participants.

        Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Note Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive physical notes representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

        Neither DTC nor Cede will comment or vote with respect to the Notes. DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Direct Participants to whose accounts with DTC the Notes are credited. Additionally, DTC has advised the Seller that to the extent that the Indenture requires that any action may be taken only by holders of Notes representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date with respect to a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Direct Participants to whose accounts the Notes will be credited on that record date (identified on a listing attached to the Omnibus Proxy).

        DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-Definitive Notes."

        Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

        Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules through the relevant Depositaries of Cedel or Euroclear; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

        Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Payments on Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" and Annex A. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

        Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

        The Notes of each class will be issued in fully registered, certificated form ("Definitive Notes") to Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trust, the Administrator or the Servicer advises the Indenture Trustee in writing that DTC or a successor clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, Note Owners representing in the aggregate not less than 51% of the aggregate outstanding principal amount of the Notes advise the Indenture Trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Note Owners.

        Upon the occurrence of any event described in the immediately preceding paragraph, DTC is required to notify all Direct Participants and the Indenture Trustee of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt by the Indenture Trustee of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders.

        Payments of principal of, and interest on, the Definitive Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Payments of principal and interest on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the preceding Record Date. Such payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment mailed to Noteholders.

        Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest

        The Class A-1 Notes will bear interest at the rate of    % per
annum (the "Class A-1 Rate"), the Class A-2 Notes will bear interest at the
rate of     % per annum (the "Class A-2 Rate"), the Class A-3 Notes will bear interest at the rate of % per annum (the "Class A-3 Rate") and the Class B Notes will bear interest at a rate of % per annum (the "Class B Rate"). The interest rates for the various classes of Notes are referred to herein collectively as the "Note Interest Rates."

        Interest on the outstanding principal amount of each class of the Notes will accrue at the applicable Note Interest Rate and will be payable to the applicable Noteholders monthly on the 15th of each month or, if the 15th day of the month is not a Business Day, the next following Business
Day (each, a "Payment Date"), commencing            , 1999. Payments will
be made to holders of record of the Notes (the "Noteholders") as of the Business Day immediately preceding each Payment Date or, if Definitive Notes are issued, as of the 15th day of the preceding month unless such day is not a Business Day, in which case the immediately following Business Day (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Los Angeles, California or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to be closed. Interest will accrue (i) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date and (ii) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the calendar month preceding each Payment Date to but excluding the 15th day of the following calendar month (each such period, an "Interest Period"). Interest will be calculated in the case of the Class A-1 Notes on the basis of the actual number of days elapsed and a 360-day year, and in the case of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes on the basis of a 360-day year of twelve 30-day months. Interest payable on a Payment Date will be calculated on the basis of the outstanding principal amount of the Notes of each class as of the preceding Payment Date, after giving effect to any payments of principal of the Notes on such preceding Payment Date (or, in the case of the first Payment Date, on the basis of the initial outstanding principal amount of the Notes of such class). Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Note Interest Rate (to the extent permitted by law). Interest payments on the Notes will generally be derived from the Available Funds remaining after the payment of the Total Servicing Fee for the related Collection Period and, to the extent the Available Funds remaining are insufficient, from amounts on deposit in the Supplemental Reserve Account and, to the extent such amounts are insufficient, from amounts on deposit in the Reserve Account. See "-The Indenture Cash Flows," "-Reserve Account and Supplemental Reserve Account."

        Interest payments to all classes of Class A Notes will have the same priority of payment, and interest payments to the Class B Notes will be subordinated to interest payments on the Class A Notes. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case Class A Noteholders will be paid interest in full prior to payments of interest on the Class B Notes and, if the amount available for interest payments is less than the amount of interest payable on the Class A Notes, each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. An Event of Default will occur if the full amount of interest due to all classes of Noteholders is not paid within five days. No distributions will be made on the Certificates on any Payment Date until the interest and principal payable on the Notes on such Payment Date are paid in full.

Principal

        Principal payments will be made to the Noteholders on each Payment Date in an amount equal in the aggregate to the Principal Distribution Amount in respect of such Payment Date, subject to certain limitations. Certificateholders will not be entitled to receive payments of principal until all classes of Notes have been paid in full. Following the occurrence and during the continuation of an Event of Default resulting in an acceleration of the Notes, the Noteholders will be paid in full before any distributions, including interest, may be made on the Certificates. See "-The Indenture Cash Flows", "-Reserve Account and Supplemental Reserve Account."

        On each Payment Date, an amount equal to the Principal Distribution Amount will be paid to the holders of the Class A-1 Notes (the "Class A-1 Noteholders") until the Class A-1 Notes have been paid in full. On each Payment Date on and after the Payment Date on which the Class A-1 Notes have been paid in full, (a) an amount equal to the Class A Noteholders' Percentage of the difference between (x) the Principal Distribution Amount and (y) any portion of the Principal Distribution Amount applied on such Payment Date to reduce the outstanding principal amount of the Class A-1 Notes to zero will be paid (i) to the holders of the Class A-2 Notes (the "Class A-2 Noteholders") until the Class A-2 Notes have been paid in full and (ii) following payment in full of the Class A-2 Notes, to the holders of the Class A-3 Notes (the "Class A-3 Noteholders" and, together with the Class A-1 Noteholders and the Class A-2 Noteholders, the "Class A Noteholders") until the Class A-3 Notes have been paid in full and (b) following payment of the Class A Noteholders' Percentage of the Principal Distribution Amount or payment in full of the Class A-3 Notes on such Payment Date, an amount equal to the Class B Noteholders' Percentage of the difference between (x) the Principal Distribution Amount and (y) any portion of the Principal Distribution Amount applied on such Payment Date to reduce the outstanding principal amount of the Class A-1 Notes to zero will be paid to the holders of the Class B Notes (the "Class B Noteholders") until the Class B Notes have been paid in full; provided, however, that on each Payment Date occurring on or after the date on which the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, an amount equal to the Principal Distribution Amount will be paid (i) to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders pro rata in proportion to the respective principal balances of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes until all of such classes have been paid in full and (ii) following payment in full of the Class A Notes, to the Class B Noteholders until the Class B Notes have been paid in full. As used herein, "Class A Noteholders' Percentage" means %, the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the initial principal balances of the Class A-2 Notes and the Class A-3 Notes, and the denominator of which is an amount equal to the sum of the initial principal balances of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes. As used herein, "Class B Noteholders' Percentage" means %, the percentage equivalent of a fraction, the numerator of which is the initial principal balance of the Class B Notes, and the denominator of which is an amount equal to the sum of the initial principal balances of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes.

        The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or later than the respective Final Payment Dates based on a variety of factors, including those described under "Risk Factors-Maturity and Prepayment Considerations" and "The Receivables-Maturity and Prepayment Considerations."

Mandatory Redemption

        On the Payment Date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date) will be applied to redeem the Notes then outstanding in the same sequence and proportions that would apply if such remaining funds were a part of the Principal Distribution Amount.

Optional Redemption

        The Notes (and the Certificates) will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables on any Payment Date with respect to which the Pool Balance as of the end of the related Collection Period is 10% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon, together with the unpaid principal amount of the Certificates. The Seller does not anticipate, although no assurances can be given, that the Pool Balance will decline to a level permitting the Servicer to purchase the Receivables while the Notes are outstanding.

The Indenture Trustee

        Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the Indenture Trustee. The Indenture Trustee's Corporate Trust Office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. The Seller, the Servicer, and their respective affiliates may have other banking relationships with the Indenture Trustee and its affiliates in the ordinary course of their businesses.

The Accounts

        The Servicer will establish an account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders (the "Collection Account") into which payments made on or with respect to the Receivables and Advances made by the Servicer will be deposited and into which amounts on deposit in the Reserve Account and the Supplemental Reserve Account may be transferred from time to time, other than certain amounts payable to the Servicer under the Sale and Servicing Agreement that are not required to be so deposited or transferred. The Servicer will also establish and maintain (i) an account in the name of the Indenture Trustee on behalf of the Noteholders in which the Initial Pre-Funded Amount will be deposited on the Closing Date (the "Pre-Funding Account"), (ii) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all payments to Noteholders will be made (the "Note Payment Account"), (iii) an account, in the name of the Owner Trustee, on behalf of the holders of record of the Certificates (the "Certificateholders"), in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account") and (iv) an account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, in which early payments with respect to Actuarial Receivables by or on behalf of the obligors which constitute neither current scheduled payments nor full prepayments ("Payaheads") will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the scheduled payments with respect to Actuarial Receivables (the "Payahead Account," and together with the Pre-Funding Account, the Collection Account and the Note Payment Account, the "Trust Accounts"). The Seller will also establish and maintain the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account, each in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. The Trust Accounts, the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account shall each be a segregated trust account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as permitted by each Rating Agency. In the event that a Rating Agency no longer permits the Trust Accounts, the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account to be located at the Indenture Trustee, such accounts shall be moved to either a Qualified Institution or a Qualified Trust Institution. A "Qualified Institution" is a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States qualified to take deposits and subject to supervision and examination by Federal or state banking authorities, having a short-term deposit rating acceptable to each Rating Agency, and, if such institution is organized under the laws of the United States, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto. A "Qualified Trust Institution" is the corporate trust department of an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States qualified to take deposits and subject to supervision and examination by Federal or state banking authorities, with authority to act under such laws as trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating acceptable to each Rating Agency.

        Funds in the Collection Account, the Pre-Funding Account, the Payahead Account, the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account will be invested in Permitted Investments as provided in the Sale and Servicing Agreement. "Permitted Investments" generally will be limited to investments acceptable to each Rating Agency as being consistent with the ratings of the Notes. Permitted Investments will be limited to obligations or securities that mature not later than the Business Day immediately preceding the next Payment Date (or the payment due date, in the case of a Payahead). Any earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account will be paid to the Certificateholders. Any earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account will be paid to the Servicer as additional servicing compensation and will not be available to Noteholders, and any earnings (net of losses and investment expenses) on, and any amounts released from the Reserve Account, the Supplemental Reserve Account, the Negative Carry Account and the Yield Supplement Account will be distributed to the Seller; provided that earnings on amounts on deposit in the Reserve Account will be distributed to the Seller only to the extent that the amounts on deposit in the Reserve Account exceed the Specified Reserve Balance, earnings on amounts on deposit in the Supplemental Reserve Account will be distributed to the Seller only to the extent that the amounts on deposit in the Supplemental Reserve Account exceed the Maximum Supplemental Reserve Amount and earnings on amounts on deposit in the Negative Carry Account will be distributed to the Seller only to the extent that the amounts on deposit in the Negative Carry Account exceed the Required Negative Carry Account Balance.

Yield Supplement Agreement

        Simultaneously with the sale and assignment of the Initial Receivables by MMCA to the Seller, MMCA and the Seller will enter into a yield supplement agreement (the "Yield Supplement Agreement"), pursuant to which MMCA will be obligated to pay the Yield Supplement Amount, if any, to the Trust on the Business Day prior to each Payment Date. The "Yield Supplement Amount" will be determined by aggregating with respect to all of the Receivables the amount (if positive) calculated by the Servicer with respect to each Receivable equal to one-twelfth of (i) interest on such Receivable's principal balance as of the first day of the related Collection Period at a rate equal to the sum of (A) the Servicing Rate for such Collection Period, (B) the Weighted Average Rate for such Collection
Period and (C)     %, minus (ii) interest on such Receivable's principal
balance as of the first day of the related Collection Period at the APR on such Receivable. The Seller will assign the Yield Supplement Agreement to the Trust, and the Trust will pledge it to the Indenture Trustee for the benefit of the Noteholders.

        The "Weighted Average Rate" means, with respect to any Payment Date, a per annum rate equal to the product of (i) twelve and (ii) the aggregate amount of the Monthly Accrued Note Interest for the Notes on such Payment Date divided by the sum of the outstanding principal amount of the Notes as of the preceding Payment Date (after giving effect to any principal payment made on such preceding Payment Date) or, with respect to the first Payment Date, as of the Closing Date.

Yield Supplement Account

        Payments of the Yield Supplement Amount due under the Yield Supplement Agreement will be secured by funds on deposit in a segregated trust deposit account to initially be established with the Indenture Trustee for the benefit of the Noteholders and the Certificateholders (the "Yield Supplement Account"). The Yield Supplement Account shall initially be a segregated trust deposit account in the corporate trust department of the Indenture Trustee. Notwithstanding the foregoing, in the event that MMCA either obtains a letter of credit (a "Yield Supplement Letter of Credit") securing timely remittance to the Indenture Trustee of amounts due from MMCA under the Yield Supplement Agreement or otherwise satisfies certain other conditions satisfactory to each Rating Agency, then subject to the delivery of certain tax opinions the Yield Supplement Account may be terminated. The Yield Supplement Account will be funded on the Closing Date with an initial deposit to be specified in the Sale and Servicing Agreement. On each Subsequent Transfer Date, the Indenture Trustee will make an additional deposit to the Yield Supplement Account from funds on deposit in the Pre-Funding Account that otherwise would be distributable to the Seller as payment for the Subsequent Receivables sold to the Trust on such Subsequent Transfer Date.

        On each Payment Date, the amount required to be on deposit in such Yield Supplement Account or to be available under such Yield Supplement Letter of Credit after giving effect to the withdrawal or drawing, as the case may be, required to be made therefrom on such Payment Date will be an amount equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates, which will be determined assuming that future scheduled payments on the Receivables are made on their scheduled Due Dates. The amount on deposit in the Yield Supplement Account will decrease as payments are made from such account with respect to the Yield Supplement Amounts and funds in excess of the maximum required balance are released to the Seller.

        The Yield Supplement Letter of Credit, if any, will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of Notes at the initial level at which it was rated by each Rating Agency. In the event that the rating of the letter of credit bank that issues any Yield Supplement Letter of Credit is reduced below any such rating, the Indenture Trustee will be required to obtain a suitable replacement Yield Supplement Letter of Credit, to obtain funds in the required amount for deposit in the Yield Supplement Account or to draw the full amount available under the Yield Supplement Letter of Credit and deposit such funds in the Yield Supplement Account.

The Indenture Cash Flows

        Deposits to the Collection Account. On or before the seventh Business Day, but no later than the tenth calendar day (the "Determination Date"), of the month in which a Payment Date occurs, the Servicer will calculate the Available Funds, the Total Servicing Fee, the Accrued Note Interest, the Principal Distribution Amount, the principal attributable to Last Scheduled Payments, the Negative Carry Amount, if any, and the Yield Supplement Amount, if any, in each case with respect to such Payment Date.

        On or before each Payment Date, the Servicer will cause the Available Funds for such Payment Date to be deposited into the Collection Account. On each Payment Date, the Servicer will notify the Indenture Trustee to (a) withdraw from the Supplemental Reserve Account for payment to the Servicer an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Supplemental Reserve Account on such Payment Date (prior to giving effect to any deposits thereto or withdrawals therefrom relating to such Payment Date), and (ii) the amount, if any, by which (x) the aggregate amount of Advances that are due and payable to the Servicer on such Payment Date exceeds (y) the amount paid to the Servicer with respect to such Advances out of the Collection Account on such Payment Date and (b) withdraw from the Reserve Account for payment to the Servicer an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (prior to giving effect to any deposits thereto or withdrawals therefrom relating to such Payment Date), and (ii) the amount, if any, by which (x) the aggregate amount of Advances that are due and payable to the Servicer on such Payment Date exceeds (y) the amount paid to the Servicer with respect to such Advances out of the Collection Account on such Payment Date and the amount withdrawn from the Supplemental Reserve Account on such Payment Date pursuant to clause (a) above.

        On or before each Payment Date, the Servicer will also notify the Indenture Trustee to (a) withdraw from the Supplemental Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Supplemental Reserve Account on such Payment Date (after giving effect to any withdrawals therefrom relating to such Payment Date to pay all or part of the Advances that are due and payable to the Servicer on such Payment Date but prior to giving effect to any deposits thereto or any other withdrawals therefrom relating to such Payment Date), and (ii) the amount, if any, by which (x) the Total Required Payment for such Payment Date exceeds (y) the Available Funds for such Payment Date and (b) withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (after giving effect to any withdrawals therefrom relating to such Payment Date to pay all or part of the Advances that are due and payable to the Servicer on such Payment Date but prior to giving effect to any deposits thereto or any other withdrawals therefrom relating to such Payment Date), and (ii) the amount, if any, by which (x) the Total Required Payment for such Payment Date exceeds (y) an amount equal to the sum of the Available Funds for such Payment Date and amounts withdrawn from the Supplemental Reserve Account on such Payment Date pursuant to clause (a) above.

        The "Available Funds" for a Payment Date to be deposited into the Collection Account shall equal (a) the sum of the following amounts with respect to the preceding calendar month, beginning __________, 1998 (the related "Collection Period"): (i) all collections on the Receivables including Payaheads withdrawn from the Payahead Account but excluding Payaheads deposited into the Payahead Account and excluding Rule of 78's Payments (and including the proceeds of sale by the Trust of any Financed Vehicle sold to the Trust upon termination, including a prepayment, of a Final Payment Receivable); (ii) all proceeds of the liquidation of Receivables which became Defaulted Receivables during the related Collection Period, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Defaulted Receivable ("Liquidation Proceeds"); (iii) any recoveries in respect of Receivables that became Defaulted Receivables in prior Collection Periods ("Recoveries"); (iv) all extension and deferral fees paid with respect to the Receivables; (v) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during or prior to the related Collection Period (net of applicable expenses); (vi) all Actuarial Advances and Last Scheduled Payment Advances; (vii) the Yield Supplement Amount; (viii) the Negative Carry Amount; (ix) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the related Cutoff Date; and (x) with respect to the Payment Date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any purchase on the last day of the Pre-Funding Period), minus (b) the aggregate amount of the funds described in clause (a) above that are used in the related Collection Period to reimburse the Servicer for the aggregate amount of Advances previously made by the Servicer that are due and payable to the Servicer with respect to such Payment Date.

        A "Defaulted Receivable" will be a Receivable (other than a Receivable with respect to which payment of the Purchase Amount has been made by the Seller or the Servicer) as to which (a) the related Financed Vehicle has been repossessed and liquidated, (b) a scheduled payment (including, in the case of a Final Payment Receivable, the amount owed by an obligor with respect to a Last Scheduled Payment but excluding charges for excess wear and tear or excess mileage) is, in the case of Motor Vehicles, 120 or more days past due or, in the case of Trucks, 180 days past due and, in either case, the Servicer has not repossessed the related Financed Vehicle or (c) the Servicer has determined, in accordance with its customary standards, policies and procedures, that eventual payment in full (including, in the case of a Final Payment Receivable, the amount owed by an obligor with respect to a Last Scheduled Payment but excluding charges for excess wear and tear or excess mileage) of the Contract is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, which 90 days shall not, when added to the aggregate number of days since a scheduled payment was due but not paid, exceed 180 days.

        The Available Funds on any Payment Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds for a prior Collection Period (which shall be paid to the Seller or Servicer, as applicable).

        Monthly Withdrawals from Collection Account. On each Payment Date, the Indenture Trustee shall make the following withdrawals of Available Funds in respect of the related Collection Period from the Collection Account and make deposits, distributions and payments in the amounts and in the order of priority specified below:

               (i) to the Servicer, the Total Servicing Fee;

               (ii) to the Note Payment Account, the Accrued Note Interest for each class of Notes;

               (iii) to the Note Payment Account, the Principal Distribution Amount;

               (iv) to the Reserve Account, the amount required to bring the amount in the Reserve Account up to the Specified Reserve Balance;

               (v) to the Supplemental Reserve Account, the amount required to bring the amount in the Supplemental Reserve Account up to the Maximum Supplemental Reserve Amount; and

               (vi) to the Certificate Distribution Account, any remaining portion of Available Funds.

        Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the Available Funds remaining after the application of clauses (i) and (ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes has been paid in full. In such event, the amount available to make payments of principal of the Notes will be paid in the following order of priority:
(i) to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders pro rata in proportion to the respective principal balances of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes until all of such classes have been paid in full and (ii) then to the Class B Noteholders until the Class B Notes have been paid in full.

        For purposes hereof, the following terms have the following meanings:

               "Accrued Note Interest" means, with respect to any Payment Date and each class of Notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for such class for such Payment Date.

               "Certificate Balance" equals, initially, $ and, thereafter, equals the initial Certificate Balance minus all amounts paid as principal on the Certificates.

               "Interest Carryover Shortfall" means, with respect to any Payment Date and any class of Notes, the excess of the sum of the Monthly Accrued Note Interest for the preceding Payment Date and any outstanding Interest Carryover Shortfall from the close of business on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date with respect to such class, plus interest on such excess, to the extent permitted by law, at the applicable Note Interest Rate for the related Interest Period.

               "Monthly Accrued Note Interest" means, with respect to any Payment Date and (i) any class of Notes, interest accrued for the related Interest Period at the applicable Note Interest Rate for such class on the aggregate principal balance of the Notes of such class as of the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders on or prior to such preceding Payment Date (or, in the case of the first Payment Date, the initial principal amount of the Notes); and (ii) with respect to the Notes collectively, the sum of Monthly Accrued Note Interest for each class.

               "Note Interest Rate" means in the case of (i) the Class A-1
        Notes,     % per annum, (ii) the Class A-2 Notes,    % per annum, (iii)
        the Class A-3 Notes,     % per annum and (iv) the Class B Notes, % per
        annum. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year, and interest on the Class A-2 Notes, the Class A-3 Notes and the Class
        B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               "Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of the Principal
        Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Note Payment Account on such Payment Date.

               "Principal Distribution Amount" means, with respect to any Payment Date, the sum of (i) the Scheduled Principal for such Payment Date (including, in the case of a Final Payment Receivable, the amount owed by an obligor with respect to a Last Scheduled Payment), (ii) any outstanding Principal Carryover Shortfall as of the close of business on the preceding Payment Date and (iii) with respect to the Payment Date on or immediately following the end of the Pre-Funding Period, any funds remaining in the Pre-Funding Account (after giving effect to the purchase of all Subsequent Receivables, including any purchase on the last day of the Pre-Funding Period); provided, however, that the Principal Distribution Amount shall not exceed the outstanding aggregate principal balance of the Notes; and provided, further, that, on the Final Payment Date for each class of Notes, the principal required to be deposited in the Note Payment Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Payment Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of such class of Notes to zero.

               "Realized Losses" means with respect to each Payment Date and each Receivable that became a Defaulted Receivable during the related Collection Period, the excess of the principal balance of such Defaulted Receivable (including the principal of a Last Scheduled Payment) over the Liquidation Proceeds attributable to the principal balance of such Defaulted Receivable.

               "Scheduled Principal" shall mean, with respect to any Payment Date, the sum of (a) the sum of (i) collections received during the related Collection Period of principal on Simple Interest Receivables, including collections of principal attributable to the Last Scheduled Payment of a Simple Interest Receivable that is a Final Payment Receivable and charges for excess wear and tear and excess mileage but excluding collections of principal that would be attributable to the Last Scheduled Payment of a Simple Interest Receivable that is a Final Payment Receivable except that a Last Scheduled Payment Advance has been made with respect to such Last Scheduled Payment and (ii) Last Scheduled Payment Advances made on such Payment Date with respect to Simple Interest Receivables that are Final Payment Receivables,
        (b) the principal portion of each scheduled payment, including a Last Scheduled Payment on a Final Payment Receivable, due on any Actuarial Receivable during the related Collection Period, (c) (without duplication of amounts taken into account under (a) or (b)) the outstanding principal balance of (i) Receivables prepaid in full during the related Collection Period, and (ii) Receivables which became Defaulted Receivables during the related Collection Period, (d) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during such Collection Period, to the extent attributable to principal, (e) the proceeds of any other sale of a Receivable to the extent allocable to principal, and (f) partial prepayments attributable to any refunded item included in the amount financed, such as extended warranty protection plan costs or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to be below the scheduled payment as of the related Cutoff Date; provided, however, that in calculating the Scheduled Principal, (x) all payments and proceeds (including Liquidation Proceeds) of any purchased Receivables the Purchase Amount of which has been included in Scheduled Principal in a prior Collection Period (which shall be paid to the Seller or Servicer, as applicable) and (y) all amounts released from the Pre-Funding Account will be excluded.

               "Total Required Payment" means, on any Payment Date, the Total Servicing Fee, the Accrued Note Interest and the Principal Distribution Amount.

        On each Payment Date, unless the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, all amounts on deposit in the Note Payment Account will be paid in the following order of priority:

               (a) to the Class A Noteholders, the Accrued Note Interest on the applicable class of Class A Notes;

               (b) following payment in full of the Accrued Note Interest payable to the Class A Noteholders, the Accrued Note Interest on the Class B Notes;

               (c) to the Class A-1 Noteholders, the Principal Distribution Amount until the Class A-1 Notes have been paid in full;

               (d) following payment in full of the Class A-1 Notes, to the Class A-2 Noteholders, the Class A Noteholders' Percentage of the remaining Principal Distribution Amount until the Class A-2 Notes have been paid in full;

               (e) following payment in full of the Class A-2 Notes, to the Class A-3 Noteholders, the Class A Noteholders' Percentage of the remaining Principal Distribution Amount until the Class A-3 Notes have been paid in full; and

               (f) following payment in full of the Class A-1 Notes and payment of the Class A Noteholders' Percentage of the Principal Distribution Amount on such Payment Date, to the Class B
        Noteholders, the Class B Noteholders' Percentage of the Principal Distribution Amount until the Class B
        Notes have been paid in full.

        On each Payment Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

        On each Payment Date occurring on or after the acceleration of the maturity dates of the Notes following the occurrence of an Event of Default, all amounts on deposit in the Note Payment Account will be paid:
(a) to the Indenture Trustee, certain expenses and other amounts payable to the Indenture Trustee; (b) to the Servicer, the amounts due and unpaid in respect of the Total Servicing Fee; (c) to the Class A Noteholders, the Accrued Note Interest on the applicable class of Class A Notes; (d) to the Class B Noteholders, the Accrued Note Interest on the Class B Notes; (e) to the Class A Noteholders, the Principal Distribution Amount pro rata in proportion to the respective principal balances of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes until each of such classes has been paid in full; (f) to the Class B Noteholders, the Principal Distribution Amount until the Class B Notes have been paid in full and (g) to the Certificateholders.

Negative Carry Account

        The Negative Carry Account will be held in the name of the
Indenture Trustee and established by the Seller. The Negative Carry Account will be created with an initial deposit by the Seller of $ (the "Negative Carry Account Initial Deposit"), which is equal to the Maximum Negative Carry Amount as of the Closing Date. The "Maximum Negative Carry Amount" means, as of any date of determination, the product of (a) the Weighted
Average Rate as of such date minus   %, multiplied by (b) the product of the
Note Percentage and the Pre-Funded Amount as of such date, multiplied by
(c) the percentage equivalent of a fraction, the numerator of which is the actual number of days until the expected end of the Pre-Funding Period and the denominator of which is 360. "Note Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the Notes as of such date and the denominator of which is an amount equal to the sum of the aggregate principal amount of the Notes as of such date and aggregate principal amount of the Certificates as of such date.

        On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for the related Collection Period. For each Collection Period, the "Negative Carry Amount" will be calculated by the Servicer as the difference (if positive) between (1) the product of (a) the Accrued Note Interest for such Collection Period, multiplied by (b) the Pre-Funded Percentage as of the immediately prior Payment Date, or in the case of the first Payment Date, the Closing Date, minus (2) the net investment earnings on the Pre-Funded Amount from and including the Payment Date occurring in such Collection Period to but excluding the immediately following Payment Date. The "Pre-Funded Percentage" means, as of any Payment Date, the percentage equivalent of a fraction, the numerator of which is the Pre-Funded Amount as of such Payment Date and the denominator of which is the sum of the Pool Balance and the Pre-Funded Amount, in each case as of such Payment Date, after taking into account all transfers of Subsequent Receivables on or prior to such Payment Date.

        The amount required to be on deposit in the Negative Carry Account (the "Required Negative Carry Account Balance") as of any Payment Date will be equal to the lesser of (x) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account including any withdrawals therefrom on such Payment Date and (y) the Maximum Negative Carry Amount as of such Payment Date. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal of the Negative Carry Amount for such Payment Date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller. All amounts remaining on deposit in the Negative Carry Account on the Payment Date on or immediately following the last day of the Pre-Funding Period (after giving effect to all withdrawals therefrom on such Payment Date for deposit to the Collection Account on such Payment
Date) will be released to the Seller.

Reserve Account and Supplemental Reserve Account

        The Reserve Account and the Supplemental Reserve Account will be established by the Seller and held in the name of the Indenture Trustee for the benefit of Noteholders and Certificateholders.

        The Reserve Account will be funded initially by a deposit by the Seller on the Closing Date of cash or Permitted Investments having a value
of $           , which is equal to the Pool Balance as of the Initial
Cutoff Date multiplied by     %. On each Subsequent Transfer Date, cash or
Permitted Investments having a value approximately equal to     % of the
aggregate principal balance as of the related Subsequent Cutoff Date of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Reserve Account. The amount initially deposited in the Reserve Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on the Subsequent Transfer Dates is the "Reserve Initial Deposit." The Supplemental Reserve Account will not be funded by an initial deposit on the Closing Date.

        On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Supplemental Reserve Account to the extent of the funds available therein the following amounts in the following order of priority: (i) an amount equal to the shortfall, if any, between the aggregate amount of Advances previously made by the Servicer that are due and payable to the Servicer on such Payment Date and the aggregate amount of the collections on the Receivables that are paid to the Servicer as reimbursement for such Advances, which will be paid to the Servicer, and
(ii) an amount equal to the shortfall, if any, between the Total Required Payment for such Payment Date and Available Funds allocable to the payment of the Total Required Payment, which will be deposited to the Collection Account. On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Reserve Account to the extent of funds available in the Reserve Account the shortfall, if any, between the funds available in the Supplemental Reserve Account on such Payment Date and the amounts described in clauses (i) and (ii) of the preceding sentence, for application in the same order of priority.

        On each Payment Date, after payment of the amount owed to the Servicer for Advances and Total Required Payment for such Payment Date, the Indenture Trustee will withdraw from the Collection Account to the extent of the funds available therein and deposit into the Reserve Account the amount, if any, required to bring the amount in the Reserve Account up to the Specified Reserve Balance after giving effect to any withdrawals to be made from the Reserve Account on such Payment Date. On each Payment Date, after payment of the amounts owed to the Servicer for Advances and the Total Required Payment and the deposit to the Reserve Account, the Indenture Trustee will withdraw from the Collection Account and deposit in the Supplemental Reserve Account the amount, if any, required to bring the amount in the Supplemental Reserve Account up to the Maximum Supplemental Reserve Amount after giving effect to any withdrawals to be made from the Supplemental Reserve Account on such Payment Date.

        Amounts on deposit in the Reserve Account and the Supplemental Reserve Account will be invested by the Seller in Permitted Investments. On any Payment Date, to the extent that the amounts on deposit in the Reserve Account and the Supplemental Reserve Account (including amounts attributable to investment income, net of losses and investment expenses) exceed the required balances in such accounts after giving effect to the withdrawals to be made from such accounts on such Payment Date, such excess will be withdrawn from the Reserve Account or the Supplemental Reserve Account, as the case may be, and paid to the Seller on such Payment Date. The Noteholders will not have any rights in, or claims to, any such amounts paid to the Seller.

        Amounts on deposit in the Reserve Account and the Supplemental Reserve Account from time to time are intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. If the aggregate amount required to be withdrawn from the Reserve Account and the Supplemental Reserve Account on any Payment Date to reimburse the Servicer for Advances and to cover shortfalls in Available Funds exceeds the aggregate amount on deposit in the Reserve Account and the Supplemental Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Account and the Supplemental Reserve Account ultimately could result in losses to Noteholders. To the extent that amounts on deposit in the Reserve Account and the Supplemental Reserve Account are exhausted, Noteholders and Certificateholders will have no recourse to the assets of the Seller as a source of payment.

        The "Specified Reserve Balance" with respect to any Payment Date will be an amount equal to the lesser of (i) $ and (ii) an amount equal to
(x) the outstanding principal amount of the Notes as of such Payment Date (after giving effect to any principal payment made on such Payment Date) less (y) the amounts on deposit in the Supplemental Reserve Account on such Payment Date (after giving effect to any deposits to or withdrawals from the Supplemental Reserve Account on such Payment Date). The "Maximum Supplemental Reserve Amount" with respect to any Payment Date will be an amount equal to the lesser of (i) $ and (ii) the outstanding principal amount of the Notes on such Payment Date (after giving effect to any principal payment made on such Payment Date). The Servicer may, from time to time after the date of this Prospectus, request each Rating Agency to approve a reduction in the Specified Reserve Balance or the Maximum Supplemental Reserve Amount or a change in the manner in by which the Reserve Account or the Supplemental Reserve Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee to the effect that the reduction in the Specified Reserve Balance or the Maximum Supplemental Reserve Amount, as the case may be, or the change in the manner in which the Reserve Account or the Supplemental Reserve Account is funded, as the case may be, will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes, then subject to delivery of certain tax opinions the required balance of the account will be reduced or the account will be funded in the manner proposed by the Servicer, as the case may be. The Indenture will accordingly be amended to reflect the change in the required balance of the account or the change in the manner in which the account is funded, as the case may be, without the consent of any Noteholders.

Final Payment Receivables

        Certain of the Motor Vehicle Contracts (the "Final Payment Receivables") provide for level monthly payments that do not amortize the entire amount financed over the term of the Receivable, plus one substantially larger payment (the "Last Scheduled Payment"). MMCA sets the Last Scheduled Payment for a particular model of Motor Vehicle at the time the related Contract is entered into. The Final Payment Receivables provide for a series of scheduled payments which, if each is made on its scheduled Due Date, will amortize the initial principal amount of the Receivable minus the principal portion of the Last Scheduled Payment (such amount, the "Level Pay Balance") by the Due Date immediately preceding the maturity date of the Receivable. Upon maturity of the Receivable, the obligor thereunder will owe (assuming that all payments have been made on their scheduled Due Dates) an amount consisting of interest for the period from the preceding Due Date through the maturity date and the remaining principal amount of the Receivable. The net amount actually due from an obligor on a Final Payment Receivable upon maturity may be greater or less than the Last Scheduled Payment as a result of (i) in the case of a Simple Interest Receivable, changes in the amortization schedule of the Receivable as a result of early or late payments by the obligor during the term of the Receivable and the application of certain day counting conventions, and
(ii) additional fees and charges that may be owed by the obligor with respect to the Receivable or the Financed Vehicle, including charges for excess wear and tear and excess mileage on the Financed Vehicle.

        The initial aggregate principal amount of the Notes and Certificates will be an amount equal to the sum of the aggregate principal amount of the Initial Receivables and the Pre-Funded Amount on the Initial Cutoff Date, including the aggregate of the principal portions of the Last Scheduled Payments on the Final Payment Receivables. As of the Initial Cutoff Date, the Last Scheduled Payments of the Initial Receivables had an aggregate principal balance of $ __________.

        Collections attributable to Last Scheduled Payments, plus payments by related obligors in respect of charges for excess wear and tear and excess mileage (but not disposition fees, which are payable to the Servicer) with respect to any Collection Period will be deposited by the Servicer during such Collection Period into the Collection Account and, on the related Payment Date, will be available to reimburse the Servicer for Advances, to pay the Total Required Payment and to make required deposits into the Reserve Account and the Supplemental Reserve Account. Any amount remaining will be paid in accordance with the priority of payments described herein. See "-The Indenture Cash Flows."

        Upon maturity of a Final Payment Receivable, an obligor thereunder may satisfy the amount then owed by the obligor by (1) paying the remaining principal amount of the Receivable (which, in the case of a Simple Interest Receivable, may be greater than or less than the Last Scheduled Payment), all accrued and unpaid interest, plus any fees, charges, and other amounts then owing on the Due Date of the Last Scheduled Payment; (2) refinancing the net amount then due, which may be greater or less than the Last Scheduled Payment, subject to certain conditions; or (3) selling the related Motor Vehicle to MMCA or its assignee for an amount equal to the Last Scheduled Payment (reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the Servicer) and paying any excess of the total amount owed (calculated as in clause (1)) over the Last Scheduled Payment to MMCA. MMCA will sell its rights to the Final Payment Receivables, including the Last Scheduled Payments and amounts paid in respect of excess wear and tear and excess mileage (but not disposition fees), to the Seller, which will sell its rights to the Trust. If the payments by or on behalf of an obligor on a Final Payment Receivable in the Collection Period in which the Last Scheduled Payment is due that are attributable to the Last Scheduled Payment and the amounts, if any, in the Payahead Account allocable to the payment of the Last Scheduled Payment are less than the amount due with respect to such Last Scheduled Payment, the Servicer will make a Last Scheduled Payment Advance on the following Payment Date in an amount equal to such shortfall. The Servicer will be reimbursed for the amount of the Last Scheduled Payment Advance on each subsequent Payment Date (i) out of payments by or on behalf of the related obligor in the preceding Collection Period to the extent such payments are allocable to the reimbursement of the Last Scheduled Payment Advance and
(ii) out of collections on other Receivables in the preceding Collection Period to the extent of losses on the related Receivable that the Servicer has recorded in its books and records during the preceding Collection Period, but only to the extent such losses are allocable to the Last Scheduled Payment and the Last Scheduled Payment Advance has not otherwise been reimbursed. See "-The Indenture Cash Flows," "-Reserve Account and Supplemental Reserve Account."

        If the obligor sells the Motor Vehicle to MMCA (acting on behalf of the Trust), it is anticipated that the full amount of the Last Scheduled Payment will not be realized upon the subsequent sale of the Motor Vehicle on behalf of the Trust. MMCA sets the Last Scheduled Payment for a particular model of Motor Vehicle at the time the related retail installment sale contract is entered into by reference to its estimate of the wholesale market value of such model at the end of the Motor Vehicle Contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the Last Scheduled Payments set forth in Motor Vehicle Contracts to levels above its estimate of the wholesale market values of the related Motor Vehicles at the end of their respective Motor Vehicle Contract terms, in order to stimulate sales of particular models by reducing the amount of the amortizing monthly installments which would be owed by obligors.

        MMCA does not require the obligor under a Final Payment Receivable to pay the "Gap Amount" in the event there is a total loss of the Motor Vehicle caused by its theft or physical damage. The "Gap Amount" is the difference between the amount owed in respect of the Final Payment Receivable as of the date of the total loss and insurance proceeds (including payment by the obligor of any applicable deductible) received with respect to the Motor Vehicle. In accordance with its customary servicing practices and procedures, MMCA treats such Gap Amount, if any, as a non-cash reduction of the principal of the related Last Scheduled Payment.

        In the event that the full amount owed by an obligor under a Final Payment Receivable is not collected, the shortfall will reduce the Available Funds available to pay the Total Required Payment and to make required transfers, if any, from the Collection Account to the Reserve Account and the Supplemental Reserve Account. None of MMCA, the Servicer, the Seller or the Trust will have any recourse to the obligor for any shortfall, nor will MMCA, the Servicer or the Seller be obligated to pay any such shortfall to the Trust.

Subordination of the Class B Notes and the Certificates

        The rights of Certificateholders to receive distributions are subordinated to the rights of Noteholders to receive payments of interest and principal to the extent set forth herein. Funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account and the Supplemental Reserve Account) will be applied to the payment to the Servicer of Advances to the extent due and payable to the Servicer and Rule of 78's Payments due and payable to the Servicer, the payment of the Total Servicing Fee, the Accrued Note Interest on the Notes and principal payable on the Notes on such Payment Date (including the Principal Distribution Amount) and to making the required deposits to the Reserve Account and the Supplemental Reserve Account before distributions on the Certificates. In addition, following the occurrence of an Event of Default that has resulted in an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions. The foregoing subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. No payments of interest will be made on the Class B Notes on any Payment Date until all interest due to the Class A Notes has been paid. No payment of principal will be made on the Class B Notes on any Payment Date until the Class A-1 Notes have been paid in full and the Class A Noteholders' Percentage of the Principal Distribution Amount has been paid. Upon an acceleration of the maturity dates of the Notes following an Event of Default, no payment of principal will be made on the Class B Notes until the Class A Notes have been paid in full. See "-The Indenture Cash Flows" herein.

Advances

        To the extent the collection of interest and principal on an Actuarial Receivable (other than a Last Scheduled Payment) with respect to a Collection Period is less than the scheduled payment due thereon, after application of amounts on deposit in the Payahead Account by the Indenture Trustee against such shortfall, the Servicer will make an advance of the remaining amount (such an advance, an "Actuarial Advance") on the related Payment Date. The Servicer will be reimbursed for each Actuarial Advance
(i) on each subsequent Payment Date out of any payments by or on behalf of the related obligor in the preceding Collection Period to the extent such payments are allocable to the reimbursement of the Actuarial Advance and
(ii) on the Payment Date following the Collection Period in which the related Actuarial Receivable becomes a Defaulted Receivable out of collections on other Receivables in the preceding Collection Period to the extent the Servicer has not previously been reimbursed for the amount of such Actuarial Advance. In addition, the Servicer will make an advance for any portion of a Last Scheduled Payment on an Actuarial Receivable or a Simple Interest Receivable for the Collection Period in which such payment becomes due from the related obligor to the extent such payment has not been made by or on behalf of such obligor, including amounts in the Payahead Account allocable to such Last Scheduled Payment (such advance, a "Last Scheduled Payment Advance" and, together with an Actuarial Advance, each an "Advance"). The Servicer will be reimbursed for the amount of a Last Scheduled Payment Advance on each Payment Date following the Payment Date on which the Last Scheduled Payment Advance was made (i) out of any payments by or on behalf of the related obligor in the preceding Collection Period to the extent such payments are allocable to the reimbursement of the Last Scheduled Payment Advance and (ii) out of collections on other Receivables in the preceding Collection Period to the extent of losses on the related Receivable that the Servicer has recorded in its books and records during the preceding Collection Period, but only to the extent such losses are allocable to the Last Scheduled Payment and the Last Scheduled Payment Advance has not otherwise been reimbursed. If MMCA is replaced in its capacity as Servicer, the successor Servicer will not be required to make Advances. In the absence of Advances by the Servicer, Noteholders must rely for payment of the Notes upon payments on the Receivables (including sales proceeds of Financed Vehicles returned to the Servicer for sale), payments under the Yield Supplement Agreement and the Yield Supplement Account, withdrawals from the Negative Carry Account and, to the extent available, amounts on deposit in the Reserve Account and the Supplemental Reserve Account. See "-The Indenture Cash Flows", "-Reserve Account and Supplemental Reserve Account" herein.

Collections on the Receivables

        The Servicer will deposit all payments on the Receivables (from whatever source) and all proceeds of the Receivables (other than certain amounts payable to the Servicer under the Sale and Servicing Agreement that are not required to be deposited in the Collection Account) into the Collection Account not later than two Business Days after receipt thereof unless (i) the Servicer shall have a rating acceptable to each Rating Agency with respect to its short-term indebtedness, MMCA is the Servicer, and no Events of Servicing Termination have occurred or (ii) the Trust shall have received written notice from each Rating Agency that no outstanding rating on any class of Notes would be lowered or withdrawn as a result, in which case such amounts will be paid into the Collection Account on the Business Day prior to each Payment Date. The Seller and the Servicer will also deposit into the Collection Account on each Payment Date the Purchase Amount of each Receivable required to be repurchased or purchased by either of them pursuant to an obligation that arose during the related Collection Period. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, the amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons.

        In those cases where a subservicer is servicing a Receivable pursuant to a subservicing agreement, as described below, the Servicer will cause the subservicer to remit to the Collection Account the amounts collected by such subservicer on or with respect to the Receivables being serviced by it, within the period after receipt, and subject to the limitations, described above.

        As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Indenture Trustee and the Noteholders as if all deposits, distributions and transfers were made individually.

Statements to Noteholders

        On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders. Each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date and the related Collection
Period:

(i)     the amount of the payment allocable to principal of each class of Notes;

(ii) the amount of the payment allocable to interest on or with respect to each class of Notes;

(iii)   the Yield Supplement Amount;

(iv)    the amount of the Total Servicing Fee with respect to such Collection
        Period;

(v) the aggregate outstanding principal amount of each class of the Notes and the applicable Note Pool Factor, after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the Pool Balance, the Level Pay Pool Balance and the Last Scheduled Payment Pool Balance (calculated as of the close of business on the last day of the related Collection Period);

(vii) the amounts of the Interest Carryover Shortfall and the Principal Carryover Shortfall, if any, for such Payment Date and the portion thereof attributable to each class of Notes;

(viii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

(ix) the balance of the Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date;

(x) the balance of the Supplemental Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date;

(xi) the amount of Actuarial Advances and Last Scheduled Payment Advances, if any, for such Collection Period;

(xii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer during such Collection Period;

(xiii) for each such Payment Date during the Pre-Funding Period, if any, the remaining Pre-Funded Amount; and

(xiv) for the first such date that is on or immediately following the end of the Pre-Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Notes.

        Each amount set forth pursuant to clauses (i), (ii), (iii), (iv) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Notes or class of Notes, as applicable. Copies of such statements may be obtained by Note Owners by a request in writing addressed to the Indenture Trustee.

        Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder a statement containing the sum of the amounts described in clauses (i), (ii), (iii), (iv) and (vii) above for the purposes of such Noteholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences" and "-Book Entry Registration."

Indenture

        Events of Default. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Note when the same becomes due and payable; (ii) a default in the payment of principal of, or any installment of principal of, any Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the Trust made in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes of all classes; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. (Indenture, Section 5.1).

        Noteholders holding not less than a majority of the aggregate principal amount of the Notes outstanding, voting as a group, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders. (Indenture, Section 5.12). Any such waiver could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

        Remedies. If an Event of Default should occur and be continuing, the Indenture Trustee or the holders of a majority of the aggregate outstanding principal amount of the Notes of all classes, voting as a group, may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Trust has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (y) all amounts advanced by the Indenture Trustee and its costs and expenses and
(ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2). Any such rescission could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

        If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Property, or elect to maintain the Trust Property and continue to apply proceeds from the Trust Property as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Trust Property following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on the Notes, unless (i) 100% of the Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes or (iii) the Indenture Trustee determines that the Trust Property would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of the outstanding Notes, voting as a group, to such sale. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Property to pay interest on and principal of the Notes on an ongoing basis. (Indenture, Sections 5.4 and 5.5).

        In the event of a sale of the Trust Property following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second to the Servicer for amounts due in respect of unpaid Total Servicing Fees; third to the Noteholders for interest which is due and unpaid; and fourth to the Noteholders for principal which is due and unpaid. Any remaining amounts will be distributed to the Certificateholders for amounts due and unpaid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreement. (Indenture, Section 5.4).

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust power conferred on the Indenture Trustee, subject to certain limitations, and the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes. (Indenture, Sections 5.11 and 5.12). Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, DTC will act only in accordance with the instructions of the DTC Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such DTC Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote.

        No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default,
(ii) the holders of not less than 25% of the aggregate principal amount of the Notes outstanding have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the Notes outstanding. (Indenture, Section 5.6).

        Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Trust and the Owner Trustee, in its capacity as trustee, contained in the Indenture.

        Certain Covenants. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Basic Documents") sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part or (iv) permit (w) the validity or effectiveness of the Indenture to be impaired, (x) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (y) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds therefrom or (z) the lien of the Indenture not to constitute a valid, first priority (other than with respect to any such tax, mechanics or other lien) security interest in the Trust Property. (Indenture, Section 3.8).

        The Trust may not engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables as contemplated by the Basic Documents and activities incidental thereto.
(Indenture, Section 3.12).

        The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).

        The Trust will not make any payments to Certificateholders in respect of their Certificates for any Collection Period unless the Accrued
Note Interest, the Principal Distribution Amount, the Total
Servicing Fee and the deposits,
if any, required to be made to the Reserve Account and the Supplemental Reserve Account have been provided for.

        The Trust will or will cause the Servicer to deliver to the Indenture Trustee on or prior to each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Sale and Servicing Agreement,
Section 4.9).

        Replacement of Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Trust, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or otherwise acceptable to each Rating Agency. (Indenture, Sections 6.8 and 6.11).

        The Indenture Trustee may resign at any time by so notifying the Trust and the Noteholders. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, (iii) comes under the charge of a receiver or other public officer, or (iv) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Trust will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

        Duties of Indenture Trustee. Except during the continuance of an Event of Default, the Indenture Trustee (i) will perform such duties and only such duties as are specifically set forth in the Indenture, (ii) may in the absence of bad faith, rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) will examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

        Compensation and Indemnity. The Trust will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee will not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and
(iii) for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any Event of Default unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections 6.1 and 6.7).

        Access to Noteholder Lists. If Definitive Notes are issued in the limited circumstances described herein and the Indenture Trustee is not the registrar for the Notes, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders
(i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Trust of a written request therefor. (Indenture, Section 7.1).

        Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

        Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee). (Indenture, Section 4.1).

        Modification of Indenture. Without the consent of the Noteholders, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture; provided that (x) such action will not, (i) as evidenced by an opinion of counsel (which may be internal counsel to the Seller or the Servicer (an "Opinion of Counsel")), materially adversely affect the interests of any Noteholder and
(ii) as confirmed by each Rating Agency rating any class of Notes, cause the then-current rating assigned to any class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

        The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may also enter into supplemental indentures, with the consent of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, and with prior written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders; provided, that (x) such action will not, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating any class of Notes, cause the then- current rating assigned to any such class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

        Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Final Payment Date for any class of Notes or the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Property to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment,
(iii) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Property if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Notes and the Certificates, (vi) modify any provision of the Indenture specifying a percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or the other Basic Documents except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, (vii) modify any provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Trust Property or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.2).

        The Trust Agreement will require the Owner Trustee to give the Certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the Certificateholders or if any Noteholders' consent is required and provides that the Owner Trustee will not enter into such amendment unless Certificateholders holding a majority of the Certificate Balance including, for this purpose, Certificates held by the Seller or any affiliate of the Seller, consent in writing. (Trust Agreement, Section 4.1).

            DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

        The Trust will purchase the Initial Receivables on the Closing Date. It is anticipated that the Trust will purchase Subsequent Receivables on one or more Subsequent Transfer Dates with an aggregate principal balance approximately equal to the Initial Pre-Funded Amount less the amounts to be transferred from the Pre-Funding Account to the Reserve Account and the Yield Supplement Account in connection with such purchases. The Servicer will undertake to service the Receivables pursuant to the Sale and Servicing Agreement. The Trust will be created and the Certificates will be issued pursuant to the Trust Agreement. MMCA will undertake certain administrative duties with respect to the Trust pursuant to the Administration Agreement (together with the Sale and Servicing Agreement and the Trust Agreement, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of the Initial Receivables and the Subsequent Receivables

        Prior to the time of issuance of the Notes, pursuant to the Purchase Agreement MMCA will sell and assign to the Seller, without recourse, its entire right, title and interest in, to and under the Initial Receivables, including its security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each Initial Receivable conveyed by the Seller to the Trust will be identified in a schedule attached to the Sale and Servicing Agreement. The Owner Trustee will, concurrently with such sale and assignment of the Initial Receivables, execute, authenticate and deliver the Certificates. The net proceeds received from the sale of the Notes will be applied to the purchase of the Initial Receivables on the Closing Date and to the deposits required to be made to the Reserve Account, the Pre-Funding Account, the Negative Carry Account and the Yield Supplement Account on the Closing Date.

        It is anticipated that Subsequent Receivables will be conveyed to the Trust monthly on dates specified by the Seller (each, a "Subsequent Transfer Date") occurring during the Pre-Funding Period. The Seller will designate as a cutoff date (each, a "Subsequent Cutoff Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. On or prior to each Subsequent Transfer Date, MMCA will sell and assign to the Seller, without recourse, its entire right, title and interest in, to and under the Subsequent Receivables to be transferred by the Seller to the Trust on such date, including MMCA's security interests in the related Financed Vehicles. On each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent Receivables,
(ii) an amount equal to    % of the aggregate principal balance of the
Subsequent Receivables will be withdrawn from the Pre-Funding Account from funds otherwise distributable to the Seller as payment for the Subsequent Receivables and deposited in the Reserve Account, (iii) an amount equal to the projected Yield Supplement Amounts for all future Payment Dates for the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from funds otherwise distributable to the Seller as payment for the Subsequent Receivables and deposited in the Yield Supplement Account and (iv) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clauses (ii) and (iii) will be withdrawn from the Pre-Funding Account and paid to the Seller.

        Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement (see "The Receivables--Selection Criteria" herein);
(ii) the Seller shall not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, must satisfy certain criteria described under "The Receivables--Selection Criteria" herein; (iv) the applicable Reserve Account deposit for such Subsequent Transfer Date shall have been made; (v) the applicable Yield Supplement Account deposit for such Subsequent Transfer Date shall have been made; (vi) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (vii) the Seller shall have delivered certain opinions of counsel to the Trustee, the Indenture Trustee and the Rating Agencies with respect to the transfer of such Subsequent Receivables ; (viii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller, satisfied certain parameters described under "The Receivables" herein; and (ix) the Rating Agencies shall have received written notification from the Seller of the addition of all such Subsequent Receivables.

        Except for the criteria described in the preceding paragraph, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables may vary from those of the Initial Receivables. See "Risk Factors--Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables."

        In the Purchase Agreement, MMCA will represent and warrant to the Seller, and in the Sale and Servicing Agreement the Seller will represent and warrant to the Owner Trustee, among other things, that (i) the information provided in the schedule of Initial Receivables attached to the Sale and Servicing Agreement and each schedule of Subsequent Receivables attached to the related assignment is correct in all material respects;
(ii) MMCA shall have determined whether or not the obligor on each Receivable has maintained physical damage insurance (which shall not be force-placed insurance) covering the Financed Vehicle in accordance with its normal requirements; (iii) at the Closing Date or the related Subsequent Transfer Date, as applicable, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened;
(iv) at the Closing Date or the related Subsequent Transfer Date, as applicable, each of the Receivables is or will be secured by a perfected first priority security interest in the Financed Vehicle in favor of MMCA; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes, complies in all material respects with applicable Federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

        The only recourse the Noteholders, the Trust, the Indenture Trustee, the Certificateholders or the Owner Trustee will have against MMCA and the Seller for breach of any of the foregoing representations and warranties with respect to a Receivable will be to require MMCA and the Seller to repurchase the Receivable. See "-Mandatory Repurchase of Receivables." The Owner Trustee, the Indenture Trustee, the Trust and the Servicer will covenant in the Sale and Servicing Agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Seller for a period of one year and a day after any securities rated by a Rating Agency were issued by the Seller or by a trust for which the Seller was the depositor.

        To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all documents and instruments relating thereto (each, a "Receivable File"), either directly or through subservicers, on behalf of the Trust. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by MMCA to the Seller and by the Seller to the Trust will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "The Trust" and "Certain Legal Aspects of the Receivables."

Pre-Funding

        The Trust will pay the purchase price for Subsequent Receivables with funds on deposit in the Pre-Funding Account. The Seller will deposit an amount equal to $ __________ (the "Initial Pre-Funded Amount") in the Pre-Funding Account on the Closing Date. The Seller expects to sell Subsequent Receivables to the Trust with an aggregate principal balance approximately equal to the Initial Pre-Funded Amount less the amounts to be transferred from the Pre-Funding Account to the Reserve Account and the Yield Supplement Account on each Subsequent Transfer Date in connection with such sales. Prior to being used to purchase Subsequent Receivables or paid to holders of the Notes as described under "Description of the Notes-Mandatory Redemption," funds on deposit in the Pre-Funding Account will be invested from time to time in Permitted Investments. The net earnings from the investment of funds on deposit in the Pre-Funding Account will be transferred to the Collection Account on a monthly basis on the Business Day preceding each Payment Date.

        The Pre-Funding Period will end earlier than the date specified above when (i) the amount of funds on deposit in the Pre-Funding Account (the "Pre-Funded Amount") is reduced to less than $100,000 because of purchases of Subsequent Receivables, (ii) there is an Event of Default under the Indenture or a Servicer Default under the Sale and Servicing Agreement or (iii) the Seller or the Servicer becomes subject to certain insolvency events. Any funds remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be payable to the Noteholders as described under "Description of the Notes-Mandatory Redemption" herein.

Mandatory Repurchase of Receivables

        In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "-Sale and Assignment of the Initial Receivables and the Subsequent Receivables," which breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trust, and MMCA will be required to repurchase such Receivable from the Seller, for the Purchase Amount. The Purchase Amount will be payable on the Payment Date immediately following such Collection Period. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by MMCA of its obligation to repurchase a Receivable. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Trust, the Indenture Trustee, the Certificateholders or the Owner Trustee against the Seller and MMCA for any such uncured breach or failure.

        The "Purchase Amount" means, with respect to a Payment Date and a Receivable to be purchased or repurchased on such Payment Date by the Seller or the Servicer, an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the first day of the related Collection Period and (b) an amount equal to the amount of accrued and unpaid interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the obligor through the Due Date for such Receivable in the related Collection Period and in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

Servicing Procedures

        The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the Sale and Servicing Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to comparable motor vehicle receivables owned and/or serviced by the Servicer for itself or others.

        Although it has no current plans to do so, the Servicer may enter into subservicing agreements with Eligible Servicers for the subservicing of Receivables. Any such subservicing agreements will contain provisions substantially identical to those contained in the Sale and Servicing Agreement and may contain such other provisions as are not inconsistent with the terms of the Sale and Servicing Agreement. The Servicer may terminate a subservicing agreement and either service the related Receivables directly or enter into a new subservicing agreement for such Receivables with another subservicer, provided that any such subservicer is an Eligible Servicer. Notwithstanding any subservicing agreement, the Servicer will remain obligated and liable to the Trust and the Owner Trustee for servicing and administering the Receivables in accordance with the Sale and Servicing Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.

        "Eligible Servicer" means a person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement.

        The Servicer will covenant in the Sale and Servicing Agreement that: (i) the Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Sale and Servicing Agreement; (ii) the Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Trust, the Indenture Trustee, the Noteholders, the Owner Trustee or the Certificateholders in the Receivables, or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee, or the Certificateholders under the Sale and Servicing Agreement would be materially adversely affected; and (iii) the Servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions with respect to any Receivable shall not cause the term of any such Receivable to extend beyond the Final Scheduled Maturity Date; provided further that such extensions, in the aggregate, do not exceed two months for each twelve months of the original term of the Receivable.

        In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Trust in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, will be required to purchase the Receivable from the Trust for the Purchase Amount on the Payment Date immediately following such Collection Period; provided, however, that with respect to a breach of the covenant described in clause (iii) of the preceding paragraph, the Servicer will be required to purchase the related Receivable from the Trust at the end of the Collection Period in which such breach occurs. The purchase obligation will constitute the sole remedy available to the Noteholders, the Trust, the Indenture Trustee, the Owner Trustee, or the Certificateholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Sale and Servicing Agreement related thereto.

        The Sale and Servicing Agreement will also generally require the Servicer to charge off a Receivable in conformity with its normal practice and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Sale and Servicing Agreement, to realize upon any Receivable. Currently, MMCA charges off a Contract at the time that the related Financed Vehicle has been repossessed and sold, and the proceeds of sale of the Financed Vehicle are applied against the amount owing on the Contract, or at such time as MMCA determines that it will not recover the Financed Vehicle. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such sale will be deposited in the Collection Account at the time and in the manner described above.

        The Sale and Servicing Agreement will also require the Servicer to make Actuarial Advances and Last Scheduled Payment Advances for which the Servicer will be reimbursed in the manner described under "Description of the Notes-Advances."

        The Sale and Servicing Agreement will provide that the Servicer will defend and indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Certificateholders and the Seller against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle, or in respect of any negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties (other than errors in judgment) or by reason of reckless disregard of its obligations and duties, under any Basic Document to which it is a party. The Servicer's obligations to indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Seller and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

Servicing Compensation

        The Servicer will be entitled to receive a fee for servicing the Receivables each Collection Period (the "Servicing Fee"), in an amount equal to the product of one-twelfth of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. The "Servicing Rate" will equal 1.00% per annum. The Servicer will also be entitled to receive, as additional servicing compensation, earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account, Rule of 78's Payments, all disposition fees paid with respect to Final Payment Receivables and all administrative fees and charges and all late payment fees paid with respect to the Receivables, other than fees paid in connection with extension or deferral of payments on a Receivable, which will be deposited in the Collection Account. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates (the "Total Servicing Fee"), will be paid out of Available Funds prior to distributions to Noteholders and Certificateholders.

        The Servicing Fee and the additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of Motor Vehicle Contracts and Truck Contracts and for administering the Receivables on behalf of the Noteholders and the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition, the Servicing Fee and the additional servicing compensation will further compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the Servicer under the Sale and Servicing Agreement in connection with administering and servicing the Receivables.

Evidence as to Compliance

        The Sale and Servicing Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, the Seller or MMCA, will furnish to the Indenture Trustee and the Owner Trustee, on or before May 31 of each year, beginning May 31, 2000, a report of examination as to compliance by the Servicer during the 12 months (or longer period in the case of the first such report) ended the preceding December 31 with certain standards relating to the servicing of the Receivables.

        The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee, on or before May 31 of each year, beginning May 31, 2000, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the 12 months (or longer period in the case of the first such certificate) ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

        Note Owners may obtain copies of such statements and certificates by written request addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

        The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement and becomes the Administrator under the Administration Agreement.

        Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity is an Eligible Servicer and assumes the obligations of the Servicer under the Sale and Servicing Agreement, will be the successor to the Servicer under the Sale and Servicing Agreement.

Indemnification and Limits on Liability

        The Sale and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Sale and Servicing Agreement and will have no other obligations or liabilities thereunder.

        The Sale and Servicing Agreement will also provide that the Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder.

Events of Servicing Termination

        The following events will constitute "Events of Servicing Termination" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the monthly certificate pursuant to the Sale and Servicing Agreement detailing the collections and distributions for any Collection Period (which failure continues beyond the earlier of three business days from the date such Servicer's certificate was due to be delivered and the related Payment
Date), (ii) any failure by the Servicer to deliver to the Collection Account or any other account, any required payment or deposit under the Sale and Servicing Agreement, which failure continues unremedied for five business days following the due date, (iii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Notes, the Certificates or the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 30 days after written notice of such failure is given to the Servicer by the Indenture Trustee or the Owner Trustee, as applicable (the "Applicable Trustee"), or to the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding Notes (voting as a group) or Certificates, (iv) certain events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or the Servicer and certain actions by the Seller or the Servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings, and (v) failure of the Servicer to be an Eligible Servicer. The holders of Notes evidencing not less than 51% of the aggregate principal amount of the outstanding Notes (voting as a group) (or the holders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination except an event resulting from the failure to make any required deposit to or payment from any account. For purposes of the foregoing, Notes or Certificates owned by the Seller, the Servicer, or any affiliate of either shall not be considered to be "outstanding."

        The Indenture Trustee will have no obligation to notify Noteholders of any event which, with lapse of time to cure, would become an Event of Servicing Termination, until after the expiration of any applicable cure period.

Rights Upon an Event of Servicing Termination

        As long as an Event of Servicing Termination remains unremedied, the Indenture Trustee or the holders of Notes evidencing not less than a majority of the aggregate principal amount of the outstanding Notes may terminate the Servicer's rights and obligations under the Sale and Servicing Agreement, whereupon the Indenture Trustee or a servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement. Thereafter, the successor Servicer will be entitled to the compensation otherwise payable to the Servicer and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee is unwilling or legally unable so to act, the Indenture Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under the Sale and Servicing Agreement. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Sale and Servicing Agreement. In the event of the bankruptcy of the Servicer, the bankruptcy trustee or the Servicer, as debtor in possession, may have the power to prevent a termination of the Servicer's rights and obligations under the Sale and Servicing Agreement.

Amendment

        The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add, change or eliminate any other provision of the applicable Transfer and Servicing Agreement which are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided that such action will not, as evidenced by an Opinion of Counsel to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder or, with respect to the Trust Agreement, have certain adverse tax consequences.

        The Transfer and Servicing Agreements may also be amended by the parties thereto (with, in the case of the Sale and Servicing Agreement, consent of the Indenture Trustee and with, in the case of the Administration Agreement, the Seller) with the consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of then outstanding Notes, voting as a group, and the holders of Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying the rights of Noteholders or Certificateholders. However, no such amendment may
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made on any Note or Certificate, or change any Note Interest Rate, rate of interest on the Certificates, the Specified Reserve Balance or the Maximum Supplemental Reserve Amount, without the consent of all adversely affected Noteholders or Certificateholders, (ii) reduce the aforesaid percentage of the Notes and the Certificates which is required to consent to any such amendment, without the consent of all Noteholders or Certificateholders affected thereby, or (iii) adversely affect the ratings of any class of Notes by the Rating Agencies without the consent, respectively, of holders of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such class. Additionally, with respect to an amendment of the Trust Agreement, an Opinion of Counsel to the effect that such amendment will not have certain adverse tax consequences shall be furnished to the Indenture Trustee and the Owner Trustee. See "Description of the Notes-Book Entry Registration."

Termination

        The obligations of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee pursuant to the Indenture and the Transfer and Servicing Agreements will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Payment Date next succeeding the Servicer's purchase of the Receivables, as described below,
(ii) payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and
(iii) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Transfer and Servicing Agreements.

        In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, in the event that the Pool Balance as of the close of business on the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Payment Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the outstanding principal amount of the Notes and the Certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the Notes and the Certificates.

        The Indenture Trustee will give written notice of termination of the Trust to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note (whether a Definitive Note or the one or more physical notes representing the Notes) at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Transfer and Servicing Agreements.

Administration Agreement

        MMCA, in its capacity as administrator (the "Administrator"), will enter into an Administration Agreement (as amended and supplemented from time to time, the "Administration Agreement") with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses relating thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

        The Receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. MMCA and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the Trust, as the case may be, in its purchase of the Receivables.

        Pursuant to the Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust on the Closing Date and each Subsequent Transfer Date. The Seller will take such action as is required to perfect the rights of the Indenture Trustee and the Trust in the Receivables. The Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

        Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

Security Interests in the Financed Vehicles

        Generally, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light- and medium-duty trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated (including California, Florida and Texas, the states in which the largest number of Financed Vehicles are located), a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of ownership or title.

        MMCA's practice is to take such action as is required in order to perfect its security interest in a Motor Vehicle or Truck under the laws of the jurisdiction in which the Motor Vehicle or Truck is registered. If MMCA, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle, and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of MMCA's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the obligor. MMCA's security interest may also be subordinate to such third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that an enforceable first priority perfected security interest exists for the benefit of the Seller and the Trust, respectively, with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

        Pursuant to the Purchase Agreement, MMCA will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Seller, and pursuant to the Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust on the Closing Date and each Subsequent Transfer Date. The Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust as the new secured party, however, because of the administrative burden and expense involved. The Seller will assign its rights under the Purchase Agreement to the Trust. See "Risk Factors-Certain Legal Aspects-The Receivables."

        In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. However, because the Trust will not be identified as the secured party on any such certificate, the security interest of the Trust in any Financed Vehicle could be defeated through fraud, forgery, negligence or error and may not be perfected in every state. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by MMCA or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of ownership or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Trust fails to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

        MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that, on the Closing Date or the related Subsequent Transfer Date, there will exist a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to any statutory or other lien arising by operation of law after the Closing Date or the related Subsequent Transfer Date which is prior to such security interest) and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date or the related Subsequent Transfer Date which is prior to such security interest). In the event of an uncured breach of such warranty, MMCA and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, respectively, will be required to repurchase such Receivable for its Purchase Amount. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach. MMCA's and the Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date or the related Subsequent Transfer Date by operation of law which are prior to such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of MMCA and the Seller.

        Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the motor vehicle is moved to a new state from the one in which it was initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states, such as California, that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, such as Texas and Florida the secured party would learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. MMCA would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Contracts, MMCA takes steps to effect reperfection upon receipt of notice of re-registration or information from the obligor as to relocation.

        Under the laws of many states, including California, Florida and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the motor vehicle. MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that, as of the Closing Date or the related Subsequent Transfer Date, to the best of its knowledge, no such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interest of the Trust in a Receivable, MMCA and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, respectively, will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date or the related Subsequent Transfer Date during the term of a Receivable would not give rise to a repurchase obligation on the part of MMCA and the Seller.

Repossession

        In the event of a default by an obligor, the holder of a receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by MMCA in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an obligor, many jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to or after repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of a Receivable.

Notice of Sale; Redemption Rights

        The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal amount of the obligation, accrued and unpaid interest, plus, in most cases, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid amount and cure any other defaults.

Deficiency Judgments and Excess Proceeds

        The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor may have very little capital or few sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA generally seeks to recover any deficiency existing after repossession and sale of a motor vehicle.

        Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the former owner of the motor vehicle.

Consumer Protection Laws

        Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, M and Z, and other similar acts, state adaptations of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as the Trust, to enforce consumer and commercial finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

        The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a holder of an obligation created in a consumer credit transaction to all claims and defenses which the purchaser could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in certain states. Accordingly, the Indenture Trustee and the Trust, as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

        Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale and to originate certain installment sale contracts in connection with such sales. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed, or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a defense as to a retail installment sale contract against the seller of such vehicle or of a subsequent holder of the retail installment sale contract.

        Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that such Receivable complied at the time it was originated and as of the Closing Date or the related Subsequent Transfer Date in all material respects with all requirements of applicable law. If, as of the related Cutoff Date, an obligor had a claim against the Trust for violation of any law, and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of MMCA and the Seller under the Purchase Agreement and the Sale and Servicing Agreement, respectively, to repurchase the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trust, the Noteholders, and the Certificateholders, against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements-Sale and Assignment of the Initial Receivables and the Subsequent Receivables."

Other Limitations

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including insolvency laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        Set forth below is a summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

        This summary does not purport to deal with all aspects of Federal income taxation that may be relevant to Note Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Note Owners subject to special treatment under the Federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Note Owners who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

General

        Tax Status of the Notes and the Trust. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel") will render its opinion that for Federal income tax purposes under existing law, and subject to customary assumptions and qualifications set forth therein:
(i) the Notes will be treated as debt, and (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. The Seller, the Owner Trustee and the Indenture Trustee have agreed, and the Noteholders will agree by their purchase of Notes, to treat the Notes for Federal, state and local income and franchise tax purposes as indebtedness of the Trust.

        Stated Interest. Stated interest on the Notes will be taxable as ordinary income for Federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

        Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

        In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

        The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.

        The holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

        The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Receivables will be prepaid at that rate or at any other rate.

        A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

        Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder; (ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for an Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "Market Discount" and "-Amortizable Bond Premium."

        Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

        Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

        Disposition of Notes. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payment on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "-Market Discount") and will be long-term capital gain or loss if the Note was held for more than one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

Waivers and Amendments

        The Indenture permits the Noteholders to waive an Event of Default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Noteholders. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for Federal income tax purposes as a constructive exchange by a Noteholder of the Notes for new Notes, upon which gain or loss would be recognized.

Information Reporting and Backup Withholding

        The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for Federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct Federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Trust that the Note Owner has provided an incorrect Federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's Federal income tax liability.

Tax Consequences to Foreign Investors

        The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has authority to control all substantial decisions of the trust.

               (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person will generally be considered "portfolio interest" and generally will not be subject to United States Federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Trust or a "controlled foreign corporation" with respect to which the Trust is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

               (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

               (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax under the Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualified for a lower rate under an applicable tax treaty.

        Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations are not currently effective but will generally be effective for payments made after December 31, 1998. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Notes.

                       CERTAIN STATE TAX CONSEQUENCES

        Set forth below is a summary of certain state income tax consequences of the purchase, ownership and disposition of the Notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to Noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

        The Trust has been organized as a Delaware business trust, and the Seller and Servicer are headquartered in the State of California; however, in the opinion of Special Tax Counsel, assuming that the Notes are treated as debt for federal income tax purposes, (i) the Notes will be treated as debt for Delaware and California income and franchise tax purposes, (ii) the Trust will not be subject to Delaware or California income or franchise taxes at the entity level, and (iii) Noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a Noteholder's ownership of a Note.

        The Federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a Noteholder's particular tax situation. Prospective purchasers should consult their tax advisers with respect to the tax consequences to them of acquiring, holding and disposing of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                            ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Benefit Plan") and (d) persons who have certain specified relationships to a Benefit Plan ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S.Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of Benefit Plans investing in its general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Benefit Plan by virtue of such an investment. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and Parties-in-Interest or Disqualified Persons with respect to such Benefit Plan.

Plan Asset Considerations

        Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Code, unless one or more statutory or administrative exemptions is available.

Special Considerations Applicable to Insurance Company General Accounts

        It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no person shall be subject to liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any plan invested in the separate account. Insurance companies should consult with their counsel regarding the potential impact of Section 401(c) on their purchase of Notes.

        As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" of plans holding policies issued after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Notes.

General Investment Considerations

        Prior to making an investment in the Notes, prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Benefit Plan's portfolio with respect to diversification by type of asset; the Benefit Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), has severally agreed to purchase from the Seller, the principal amount of the Notes set forth opposite its name below:

                                    Principal        Principal        Principal       Principal
                                     Amount            Amount          Amount          Amount
                                   of Class A-1     of Class A-2     of Class A-3     of Class B
Underwriters                          Notes             Notes            Notes           Notes
------------                       ------------     ------------     ------------     -----------
Merrill Lynch, Pierce, Fenner &
     Smith Incorporated.......... $                $                $                $
[................................] ------------     ------------     ------------     -----------

Total.............................$                $                $                $
                                  =============    =============    =============    ============


        In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

        The price to the public, the underwriting discount and commissions of the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, the discounts that certain dealers may reallow to certain other dealers and the proceeds to the Seller in the offering of the Notes, each expressed as a percentage of the principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes and as an aggregate dollar amount, will be as follows:


                                      Underwriting        Selling
                       Price to      Discounts and     Concessions,    Reallowance,     Proceeds to the
                      Public (1)      Commissions      Not to Exceed   Not to Exceed      Seller(1)(2)
                      ----------     -------------     -------------   -------------    ---------------
Class A-1 Notes               %                %                %               %                %
Class A-2 Notes               %                %                %               %                %
Class A-3 Notes               %                %                %               %                %
Class B Notes                 %                %                %               %                %
Total                $               $                 $               $                $

-------------------
(1)     Plus accrued interest, if any, from                 , 1998.
(2)     Before deducting expenses payable by the Seller estimated at $       .

        Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

        If the Underwriters create a short position in the Notes in connection with this offering, (i.e., they sell more Notes than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Notes in the open market.

        The Underwriters may also impose a penalty bid on certain
Underwriters and selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Notes as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The closing of the sale of the Notes is conditioned on the issuance of the Certificates.

        The Indenture Trustee may, from time to time, invest the funds in the Trust Accounts, the Negative Carry Account, the Yield Supplement Account, the Reserve Account and the Supplemental Reserve Account in Permitted Investments acquired from the Underwriters.

        In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

        MMCA and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act") or to contribute to payments the Underwriters may be required to make in respect thereof.

        Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


                               LEGAL OPINIONS

        The validity of the Notes and certain Federal income tax matters will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Brown & Wood LLP, San Francisco, California, will act as counsel to the Underwriters.

                           REPORTS TO NOTEHOLDERS

        Unless and until Definitive Notes are issued under the limited circumstances described under "Description of the Notes-Definitive Notes," all notices, reports and statements to Noteholders, including any monthly and annual reports concerning the Trust and the Receivables, will be prepared by the Servicer and sent on behalf of the Trust only to DTC or Cede as nominee of DTC and registered holder of the Notes. See "Description of the Notes-General," "-Book Entry Registration" and "-Definitive Notes." Such notices, reports and statements will not contain audited financial statements with respect to the Trust. The Servicer also does not intend to send any financial reports of the Servicer or the Seller to Noteholders. See "Where You Can Find More Information."

                    WHERE YOU CAN FIND MORE INFORMATION

        The Seller, as originator of the Trust, filed with the Commission a registration statement under the Securities Act relating to the Notes. This Prospectus is part of the registration statement, but the registration statement includes additional information.

        The Servicer, on behalf of the Seller in its capacity as originator of the Trust, will file or cause to be filed with the Commission such periodic reports with respect to the Trust as may be required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

        You may read and copy any notices, reports, statements or other information the Servicer files or causes to be filed at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public on the Commission's Internet site (http://www.sec.gov.), which contains reports, proxy and information statements, and other information regarding issuers that file publicly with the Commission.


                          INDEX OF PRINCIPAL TERMS

                                                                      Page
                                                                      ----
ABS.....................................................................33
ABS Tables..............................................................33
accrual period .........................................................77
Accrued Note Interest...................................................51
Actuarial Advance.......................................................57
Actuarial Receivables...................................................31
Administration Agreement................................................71
Administrator...........................................................71
Advance.................................................................57
Applicable Trustee......................................................70
APR.....................................................................27
Basic Documents.........................................................61
Benefit Plan............................................................80
Business Day............................................................45
Capped Receivables......................................................32
Cede................................................................19, 40
Cedel...................................................................43
Cedel Participants......................................................43
Certificate Balance.....................................................51
Certificate Distribution Account........................................47
Certificateholders......................................................47
Certificates.............................................................5
Class A Noteholders..................................................6, 46
Class A Noteholders' Percentage......................................7, 46
Class A Notes............................................................5
Class A-1 Final Payment Date.............................................8
Class A-1 Noteholders...................................................46
Class A-1 Notes..........................................................5
Class A-1 Rate ......................................................6, 45
Class A-2 Final Payment Date.............................................8
Class A-2 Noteholders...................................................46
Class A-2 Notes..........................................................5
Class A-2 Rate ......................................................6, 45
Class A-3 Final Payment Date.............................................8
Class A-3 Noteholders...................................................46
Class A-3 Notes..........................................................5
Class A-3 Rate ......................................................6, 45
Class B Final Payment Date...............................................8
Class B Noteholders..................................................6, 46
Class B Noteholders' Percentage......................................7, 46
Class B Notes............................................................5
Class B Rate.........................................................6, 45
Closing Date............................................................26
Code....................................................................76
Collection Account......................................................47
Collection Period.......................................................50
Commission...............................................................2
Contracts...............................................................21
Cooperative.............................................................43
Cutoff Date.............................................................26
Dealer..................................................................22
Dealer Agreement........................................................22
Defaulted Receivable....................................................50
Definitive Notes........................................................44
Depositaries............................................................42
Depositary..............................................................42
Determination Date......................................................49
Direct Participants.....................................................41
DTC.................................................................19, 41
DTC Participants........................................................41
Due Date................................................................23
Eligible Servicer.......................................................67
ERISA...............................................................12, 80
Euroclear...............................................................43
Euroclear Operator......................................................43
Euroclear Participants..................................................43
Events of Default.......................................................59
Exchange Act............................................................84
Final Payment Date.......................................................8
Final Payment Receivables............................................9, 55
Final Scheduled Maturity Date...........................................27
Financed Vehicles.......................................................26
Foreign Person .........................................................79
FTC.....................................................................75
FTC Rule................................................................75
Gap Amount..........................................................18, 57
General Account Regulations.............................................81
Indenture............................................................6, 40
Indenture Trustee........................................................6
Indirect Participants...................................................41
Initial Cutoff Date......................................................9
Initial Pool Balance....................................................27
Initial Pre-Funded Amount............................................9, 66
Initial Receivables......................................................9
Insolvency Laws.........................................................39
Interest Carryover Shortfall............................................51
Interest Period.........................................................45
IRS.....................................................................76
Last Scheduled Payment...............................................9, 55
Last Scheduled Payment Advance..........................................57
Last Scheduled Payment Pool Balance..................................9, 28
Level Pay Balance.......................................................55
Level Pay Pool Balance...............................................9, 28
Liquidation Proceeds....................................................50
Maximum Negative Carry Amount...........................................53
Maximum Supplemental Reserve Amount.....................................55
Mitsubishi Motors...................................................15, 40
MMCA.................................................................6, 40
MMSA....................................................................40
Monthly Accrued Note Interest...........................................51
Moody's.................................................................12
Motor Vehicle...........................................................22
Motor Vehicle Contracts.................................................21
Negative Carry Account..................................................10
Negative Carry Account Initial Deposit..................................53
Negative Carry Amount...............................................10, 53
Note Interest Rate......................................................51
Note Interest Rates.....................................................45
Note Owner..............................................................41
Note Payment Account....................................................47
Note Percentage.........................................................53
Note Pool Factor........................................................39
Noteholders..........................................................6, 45
Notes....................................................................5
OID.....................................................................76
OID Regulations.........................................................76
Opinion of Counsel......................................................63
Owner Trustee............................................................6
Payahead Account........................................................47
Payaheads...............................................................47
Payment Date............................................................45
Permitted Investments...................................................47
Plan Assets Regulation..................................................80
Pool Balance............................................................27
Pre-Funded Amount.......................................................66
Pre-Funded Percentage...................................................54
Pre-Funding Account..................................................9, 47
Pre-Funding Period.......................................................9
Prepayable Obligation...................................................77
Prepayment Assumption...................................................77
Principal Carryover Shortfall...........................................51
Principal Distribution Amount........................................7, 52
PTCE....................................................................81
Purchase Agreement......................................................27
Purchase Amount.........................................................66
Qualified Institution...................................................47
Qualified Trust Institution.............................................47
Rating Agency...........................................................12
Realized Losses.........................................................52
Receivable File.........................................................65
Receivables..........................................................9, 21
Record Date.............................................................45
Recoveries..............................................................50
Representative..........................................................81
Required Negative Carry Account Balance.................................54
Reserve Account.........................................................10
Reserve Initial Deposit.................................................54
Rule of 78's Payment....................................................31
Sale and Servicing Agreement............................................26
Scheduled Principal.....................................................52
Securities Act .........................................................83
Seller...............................................................5, 39
Servicer.............................................................6, 40
Servicing Fee...........................................................68
Servicing Rate .........................................................68
Simple Interest Receivables.............................................31
Special Tax Counsel.....................................................76
Specified Reserve Balance...............................................55
Standard & Poor's.......................................................12
Subsequent Cutoff Date..................................................64
Subsequent Receivables...................................................9
Subsequent Transfer Date................................................64
Supplemental Reserve Account............................................10
Terms and Conditions....................................................44
Total Required Payment..................................................52
Total Servicing Fee.....................................................68
Transfer and Servicing Agreements.......................................64
Truck...................................................................22
Truck Contracts.........................................................21
Trust....................................................................5
Trust Accounts .........................................................47
Trust Agreement......................................................6, 20
Trust Property .........................................................21
U.S. Person.............................................................92
UCC.....................................................................72
Underwriters............................................................81
Underwriting Agreement..................................................81
Weighted Average Rate...................................................48
Yield Supplement Account............................................11, 48
Yield Supplement Agreement..............................................48
Yield Supplement Amount.................................................48
Yield Supplement Letter of Credit.......................................48


                                                                   ANNEX A


                      GLOBAL CLEARANCE, SETTLEMENT AND
                        TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered MMCA Auto Owner Trust 1998-2 Asset Backed Notes will be available only in book-entry form. Investors in the Notes may hold such Notes through any of DTC, Cedel, or Euroclear. The Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Notes directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

        Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedel or Euroclear purchaser. When Notes are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Notes against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date, which with respect to the Class A-1 Notes will be on the basis of a 360-day year and the actual number of days elapsed and with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will be on the basis of a 360-day year consisting of twelve 30-day months. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

        Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Notes are credited to their accounts one day later.

        As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on the Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date, which with respect to the Class A-1 Notes will be on the basis of a 360-day year and the actual number of days elapsed and with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will be on the basis of a 360-day year consisting of twelve 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel or Euroclear and that purchase Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Note Owner or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.

        Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United States federal withholding, backup withholding, and information reporting rules. The regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1998. Prospective investors are advised to consult their own tax advisors regarding the effect, if any, of the regulations on the purchase, ownership and disposition of the Notes.


                        MMCA AUTO OWNER TRUST 1998-2


                      $ % Class A-1 Asset Backed Notes

                      $ % Class A-2 Asset Backed Notes

                      $ % Class A-3 Asset Backed Notes

                       $ % Class B Asset Backed Notes


                        MMCA Auto Receivables, Inc.
                                   Seller

                                   [LOGO]
                                  Servicer

                       -----------------------------


                                 PROSPECTUS


                       -----------------------------


                     Underwriters of the Class A Notes

                            Merrill Lynch & Co.

                                 [    ]

                      Underwriter of the Class B Notes

                            Merrill Lynch & Co.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state where the offer of the notes is not permitted.

        We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

        Dealers will deliver a prospectus when acting as underwiters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers that effect transactions in the notes, whether or not participating in the offering of the notes, will be required to deliver a prospectus until __________, ____.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution


Registration Fee...........................................$             *
Printing and Engraving.....................................$             *
Trustee's Fee..............................................$             *
Legal Fees and Expenses....................................$             *
Blue Sky Fees and Expenses.................................$             *
Accountant's Fees and Expenses.............................$             *
Rating Agency Fees.........................................$             *
Miscellaneous Fees and Expenses............................$             *
                                                           ---------------
Total Expenses ............................................$             *
                                                           ===============
----------------------------
*   To be supplied by amendment.

Item 14.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of Delaware provides as follows:

      145 Indemnification of Officers, Directors, Employees and Agents;
      Insurance

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      Article VIII of the By-Laws of MMCA Auto Receivables, Inc.
provides as follows:

      Section 1. Definitions. For purposes of this Article VIII: (i) "Corporation" shall be deemed to mean this Corporation and shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another legal entity shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (ii) a "legal entity" is a corporation, partnership, joint venture, trust or other enterprise; (iii) a "proceeding" is any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action or suit by or in the right of the Corporation to procure a judgment in its favor, and any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding; and (iv) a "qualified position" with respect to any legal entity is a position as a director or an officer of such legal entity or a position held by a director, officer or employee of such legal entity which does or might constitute him a fiduciary with respect to any employee benefit plan for the employees of such legal entity under any Federal or state law regulating employee benefit plans.

      Section 2. Mandatory Indemnification. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in a qualified position with respect to the Corporation or is serving in a similar capacity with respect to any other legal entity at the request of the Corporation, against all expenses (including attorneys' fees and costs of investigation and litigation), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such proceeding to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "Delaware Law", which term shall be deemed to include the General Corporation Law of the State of Delaware or any successor statute or section thereof, as now written or hereafter amended). The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person acted in such a manner as to make him ineligible for indemnification. The right of a person to be indemnified hereunder shall be a contract right and shall include the right to be paid by the Corporation all expenses incurred in defending any such proceeding in advance of its final disposition upon compliance with the provisions of Delaware Law then in effect concerning advancement of expenses.

      Section 3. Permissive Indemnification. In addition to the indemnification provided for in Section 2, the Corporation shall have the power to indemnify or contract in advance to indemnify, to a lesser or the same extent that indemnification is required under Section 2, any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in any capacity with respect to the Corporation or with respect to any other legal entity at the request of the Corporation.

      Section 4. Determination that Indemnification is Proper. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is permitted under Delaware Law, or, in the case of indemnification under Section 3, is proper because the requirements specified by the Corporation with respect to such indemnification have been met. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who neither are nor were parties to the proceeding, or (ii) if such a quorum is not obtainable or, even though obtainable, a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In making a determination the directors may rely, as to all questions of law, on the advice of independent legal counsel.

      Section 5. Claims for Indemnification or Advances. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation.

      Section 6. Miscellaneous. Every reference in this Article VIII to persons who are entitled to indemnification and advancement of expenses shall include all persons who formerly occupied any of the positions hereinabove set forth in this Article VIII, to the extent they would have been entitled to indemnification and advancement of expenses under the provisions of this Article VIII if they still held such positions and their respective heirs, executors and administrators. Indemnification or advancement of expenses provided pursuant to the foregoing provisions of this Article VIII shall not be exclusive of any other rights of indemnification or advancement of expenses to which any person may be entitled. Such rights include, but are not limited to, any and all rights under insurance policies that may be purchased and maintained by the Corporation or others, whether or not the Corporation would have the power to indemnify such person in the particular instance under the provisions of this Article VIII, but no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by any other party, including an insurer.

      Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Item 15.  Recent Sales of Unregistered Securities

  Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

  (a)  Exhibits


Number                     Description
------                     -----------
1.1       -   Form of Underwriting Agreement***
3.1       -   Certificate of Incorporation of the Seller*
3.2       -   Bylaws of the Seller**
4.1       -   Form of Amended and Restated Trust Agreement of the Trust
              between the Seller and the Owner and the Owner Trustee***
4.2       -   Form of Sale and Servicing Agreement among the Seller, the
              Servicer and the Trust***
4.3       -   Form of Indenture between the Trust and the
              Indenture Trustee***
4.4       -   Form of Administration Agreement among the
              Trust, the Administrator and the Indenture Trustee***
4.5       -   Form of Note (contained in Exhibit 4.3)***
5.1       -   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
              re Legality***
8.1       -   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
              re Tax Matters***
10.1      -   Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and the Seller***
10.2      -   Yield Supplement Agreement***
23.1      -   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (contained in Exhibit 5.1)***
23.2      -   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (contained in Exhibit 8.1)***
24        -   Powers of Attorney 24.1 - Board Resolutions of the Seller***
25        -   Form T-1 of Indenture Trustee***

-----------
*       Incorporated by reference to Exhibit 3.1 of Registration
        Statement No. 33-67014.
**      Incorporated by reference to Exhibit 3.2 of Registration
        Statement No. 33-67014.
***     To be filed by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes as follows:

        (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on October 23, 1998.


                        MMCA AUTO RECEIVABLES, INC.

                        By:        /s/ Hiroshi Yajima
                           -----------------------------------
                                       Hiroshi Yajima
                                   Director and President

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Eric L. Eckes, J. Sean Plater, and Tatsuo Nonaka, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


            Signature                Title                   Date

      /s/ Hiroshi Yajima       Director and President    Ocober 23, 1998
---------------------------    (principal executive
          Hiroshi Yajima       officer)

      /s/ Hideyuki Kitamura    Secretary and Treasurer   October 23, 1998
---------------------------    (principal financial
          Hideyuki Kitamura    officer and principal
                               accounting officer)

      /s/ John Maynard         Director                  October 23, 1998
---------------------------
          John Maynard

      /s/ Masaki Takahasi      Director                  October 23, 1998
---------------------------
          Masaki Takahashi

      /s/ Charles A. Tredway   Director                  October 23, 1998
---------------------------
          Charles A. Tredway

      /s/ Yasuhiro Hagihara    Director                  October 23, 1998
---------------------------
          Yasuhiro Hagihara


                             INDEX TO EXHIBITS


                                                                 Sequentially
 Exhibit                                                           Numbered
 Number                           Description                        Page
 -------                          -----------                    ------------

   1.1    Form of Underwriting Agreement***
   3.1    Certificate of Incorporation of the Seller*
   3.2    Bylaws of the Seller**
   4.1    Form of Amended and Restated Trust Agreement of
                   the Trust between the Seller and the Owner
                   Trustee***
   4.2    Form of Sale and Servicing Agreement among the Seller,
                   the Servicer and the Trust***
   4.3    Form of Indenture between the Trust and the
                   Indenture Trustee***
   4.4    Form of Administration Agreement among the Trust, the
                   Administrator Indenture and the Indenture
                   Trustee***
   4.5    Form of Note (contained in Exhibit 4.3) ***
   5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re
                   Legality***
   8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                   re Tax Matters***
  10.1    Form of Purchase Agreement between Mitsubishi Motors
                   Credit of America, Inc. and the Seller***
  10.2    Yield Supplement Agreement***
  23.1    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                   (contained in Exhibit 5.1)***
  23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                   (contained in Exhibit 8.1)***
  24      Powers of Attorney
  24.1    Board Resolutions of the Seller***
  25      Form T-1 of Indenture Trustee***

-------------------

*       Incorporated by reference to Exhibit 3.1 of Registration
        Statement No. 33-67014.

**      Incorporated by reference to Exhibit 3.2 of Registration
        Statement No. 33-67014.

***     To be filed by amendment.